UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑ Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
SCM MICROSYSTEMS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SCM MICROSYSTEMS, INC.

NOTICE OF
2009 ANNUAL MEETING OF STOCKHOLDERS
October 29, 2009

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of SCM Microsystems, Inc., a Delaware corporation, to be held on October 29, 2009, at 10:00 a.m., local time, at our new U.S. headquarters, 1900 Carnegie Avenue, Building B, Santa Ana, California 92705, for the following purposes:

1. To elect three Class II directors to serve until the expiration of the term of the Class II directors or until their respective successors are duly elected and qualified or until they are removed or resign;

2. To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation that would increase the amount of Common Stock authorized under the Company’s Fourth Amended and Restated Certificate Incorporation by 20,000,000 shares;

3. To approve an amendment to the Company’s 2007 Stock Option Plan that would increase the number of shares reserved for issuance under the 2007 Stock Option Plan by 2,000,000 shares;

4. To ratify the appointment of Deloitte & Touche as our independent registered public accountants for the fiscal year ending December 31, 2009; and

5. To transact such other business as may properly come before the meeting or any adjournments thereof (including adjournments and postponements).

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The Board of Directors of the Company recommends that you vote “FOR” the approval of each of the four proposals outlined above and in the accompanying proxy statement.

Only stockholders of record at the close of business on August 31, 2009 (the “Record Date”) are entitled to notice of and to vote at the 2009 Annual Meeting of Stockholders and any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the U.S. headquarters of the Company.

All stockholders are cordially invited and encouraged to attend the Annual Meeting. In any event, to ensure your representation at the Annual Meeting, please carefully read the accompanying Proxy Statement. Regardless of whether you plan to attend the Annual Meeting, please vote your shares as soon as possible so that your shares will be voted in accordance with your instructions. For specific voting instructions, please refer to the instructions on the proxy card or on the Notice of Internet Availability of Proxy Materials that was mailed to you. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors of
SCM Microsystems, Inc.

Stephan Rohaly
Chief Financial Officer and Secretary

Ismaning, Germany
September 10, 2009

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, WE URGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD THAT WAS MAILED TO YOU. THANK YOU FOR ACTING PROMPTLY.

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL NO. ONE ELECTION OF CLASS II DIRECTORS
NOMINEES
BUSINESS EXPERIENCE OF DIRECTORS
BOARD MEETINGS AND COMMITTEES
POLICY FOR DIRECTOR RECOMMENDATIONS AND NOMINATIONS
CORPORATE GOVERNANCE
COMPENSATION OF DIRECTORS
PROPOSAL NO. TWO APPROVAL OF AMENDMENT TO INCREASE THE AMOUNT OF COMMON STOCK AUTHORIZED UNDER THE SCM MICROSYSTEMS CERTIFICATE OF INCORPORATION
PROPOSAL NO. THREE APPROVAL OF AMENDMENT TO INCREASE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE SCM MICROSYSTEMS 2007 STOCK OPTION PLAN
PROPOSAL NO. FOUR RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY OF EXECUTIVE COMPENSATION IN 2008
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS

QUESTIONS AND ANSWERS

The following questions and answers are intended to provide you with more information about SCM Microsystems Inc’s’ (“SCM”, the “Company” “we”, “us” or “our”) Annual Meeting of Stockholders to be held on Thursday, October 29, 2009, at 10:00 a.m., local time, at our new U.S. headquarters, located at 1900 Carnegie Avenue, Building B, Santa Ana, California 92705 (the “Annual Meeting”).

Q:	What proposals will be voted on at the Annual Meeting?

A:	There are four proposals scheduled to be voted on at the Annual Meeting:

• To elect three members of the Board of Directors of the Company (the “Board of Directors”) to serve until the expiration of their term or until their successors are elected and qualified;

• To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation that would increase the amount of Common Stock authorized under the Company’s Fourth Amended and Restated Certificate Incorporation by 20,000,000 shares;

• To approve an amendment to the Company’s 2007 Stock Option Plan that would increase the number of shares reserved for issuance under the 2007 Stock Option Plan by 2,000,000 shares; and

• To ratify the appointment of Deloitte & Touche as our independent registered public accountants for the fiscal year ending December 31, 2009.

We will also consider other business that properly comes before the meeting, although at this time we know of no additional matters that will be considered.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that you vote:

• “FOR” each of the nominees to the Board of Directors set forth in this proxy statement;

• “FOR” the proposal to amend the Company’s Fourth Amended and Restated Certificate of Incorporation to increase the amount of Common Stock authorized by 20,000,000 shares;

• “FOR” the proposal to amend the Company’s 2007 Stock Option Plan to increase the amount of shares reserved for issuance by 2,000,000 shares; and

• “FOR” ratification of the appointment of Deloitte & Touche as our independent registered public accountants for the fiscal year ending December 31, 2009.

Q:	Who may vote at the Annual Meeting?

A:	You may vote your SCM Common Stock if you owned those shares as of the close of business on August 31, 2009 (the “Record Date”). You may cast one vote for each share of common stock held by you on all matters presented. As of the Record Date, there were [ ]shares of common stock issued and outstanding.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC, you are considered the “stockholder of record” with respect to those shares. As the stockholder of record, you have the right to vote in person at the meeting. If you choose to do so, you can bring your proxy card or vote using the ballot provided at the meeting. However, even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you hold your shares in street name through a stockbroker, bank or other nominee rather than directly in your own name, you are considered the “beneficial owner” of shares held in street name. Because a beneficial owner is not a stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote those shares at the meeting. If you wish to attend the Annual Meeting and vote in person, you will need to contact your broker, bank or nominee to obtain a legal proxy.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting by completing and mailing your proxy card or by following the instructions provided, to vote by mail, phone or Internet. Please refer to the section entitled “Voting Procedures” in the enclosed Proxy Statement for details.

Q:	What happens if I do not give specific voting instructions?

A:	If you are a stockholder of record and you submit a proxy, but do not specify how you want to vote on a proposal, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted “FOR” Proposals 1, 2, 3 and 4, and will be voted in the proxy holders’ discretion as to other matters that may properly come before the Annual Meeting.

If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on your behalf on matters to be considered at the meeting.

Q:	What is the quorum requirement for the Annual Meeting?

A:	One-third (1/3) of SCM’s issued and outstanding shares as of the Record Date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting, if you:

• are present and vote in person at the meeting; or

• have properly submitted a proxy card.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock will be required to approve the amendment to SCM’s Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock (Proposal 2). As a result, abstentions and broker non-votes will have the same legal effect as voting against the proposal.

Q:	How can I change my vote after I vote my proxy?

A:	You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy unless you vote at the meeting or specifically request in writing that your prior proxy be revoked.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that seeks to protect your voting privacy. Your vote will not be disclosed either within SCM or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which may be forwarded to SCM management.

Q:	Where can I find the voting results of the Annual Meeting?

A:	The preliminary voting results will be announced at the meeting. The final voting results will be tallied by our Inspector of Elections and published in our Annual Report on Form 10-K for the fiscal year ending December 31, 2009.

Q:	How can I obtain a copy of Proxy Materials for the SCM Annual Meeting?

A:	A Notice of Internet Availability of Proxy Materials (the “Notice”) has been sent to our stockholders of record and beneficial owners, with instructions for accessing proxy materials and our Annual Report on Form 10-K (the “Proxy

Materials”) over the Internet, or requesting that physical copies of the Proxy Materials be received by mail. Additional information on accessing or receiving Proxy Materials can be obtained from SCM Microsystems at +1 949-553-4251, emailing us at ir@scmmicro.com or writing to us at SCM Microsystems, Inc., 1900 Carnegie Avenue, Building B, Santa Ana, California 92705, Attention: Investor Relations.

Q:	What is the voting requirement to approve each of the proposals?

A:	With respect to the first proposal, the three persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected as directors. With respect to the second proposal, additional shares will be authorized under SCM’s Fourth Amended and Restated Certificate of Incorporation if the proposal receives the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. With respect to the third proposal, additional shares will be authorized under the 2007 Stock Option Plan if the proposal receives the affirmative vote of a majority of the votes cast. With respect to the fourth proposal, the appointment of Deloitte & Touche as the Company’s registered independent public accountants will be ratified if it receives the affirmative vote of a majority of the votes cast.

Q:	Is cumulative voting permitted for the election of directors?

A:	No. Cumulative voting is not permitted for the election of directors.

Q:	How can I communicate with SCM’s non-employee directors?

A:	Stockholders may communicate with the Board of Directors by sending an email to ir@scmmicro.com or by writing to the Board of Directors at the corporate headquarters of SCM Microsystems, Inc., Oskar-Messter-Str. 13, 85737 Ismaning, Germany, Attention: Investor Relations. The Investor Relations staff will forward such communication to the Board of Directors or to any individual director or directors to whom the communication is directed as applicable, if the communication is relevant to SCM’s business and financial operations, policies or corporate philosophy. If the communication is unduly hostile, threatening, illegal or similarly inappropriate, or advertisements, solicitations for periodicals or other subscriptions, and other similar communications are received, the Investor Relations staff has the authority to discard the communication or take appropriate legal action regarding the communication.

SCM MICROSYSTEMS, INC.

PROXY STATEMENT
FOR
2009 ANNUAL MEETING OF STOCKHOLDERS
October 29, 2009

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors of SCM Microsystems, Inc. (the “Board of Directors”) is furnishing this Proxy Statement to you in connection with the Company’s solicitation of proxies for use at our 2009 Annual Meeting of Stockholders to be held on October 29, 2009, at 10:00 a.m., local time, at our new U.S. headquarters, 1900 Carnegie Avenue, Building B, Santa Ana, California 92705, or any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying notice of our 2009 Annual Meeting of Stockholders.

These proxy solicitation materials are being mailed on or about September 18, 2009 to all SCM Microsystems stockholders entitled to notice of and to vote at the Annual Meeting.

Important Notice Regarding Internet Availability of Proxy Materials and Annual Report

Pursuant to the rules of the SEC, the Company is required to provide access to our Proxy Materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners. All stockholders will have the ability to access the Proxy Materials on a website referred to in the Notice or request to receive a printed set of the Proxy Materials. Instructions on how to access the Proxy Materials over the Internet or to request a printed copy may be found on the Notice. In addition, stockholders may request to receive the Proxy Materials in printed form by mail or electronically by email on an ongoing basis.

The Notice will provide stockholders with instructions regarding how to:

• View the Proxy Materials for the Annual Meeting over the Internet; and

• Instruct the Company to send future Proxy Materials to stockholders electronically by email.

Choosing to receive the future Proxy Materials by email will save the Company the cost of printing and mailing documents to our stockholders and will reduce the impact of the Company’s annual stockholders’ meetings on the environment. If a stockholder chooses to receive future Proxy Materials by email, the stockholder will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Any stockholder’s election to receive the Proxy Materials by email will remain in effect until such stockholder terminates the request.

Record Date

Our Board of Directors has fixed the close of business on August 31, 2009 as the Record Date for the determination of our stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof.

Shares Outstanding

As of August 31, 2009, we had issued and outstanding 25,134,985 shares of Common Stock, par value $0.001 per share. In the U.S., the Company’s common stock is listed on the NASDAQ Global Market, which is referred to in this proxy statement as “NASDAQ.” The Company’s stock is also listed on the Frankfurt Stock Exchange. For information regarding holders of more than 5% of the outstanding common stock and the security ownership by management, see “Securities Ownership of Certain Beneficial Owners and Management.”

Voting Rights

Each stockholder of record on the Record Date will be entitled to one vote per share of Common Stock held on the Record Date on all matters submitted for consideration of, and to be voted upon by, the stockholders at the Annual Meeting. The election of directors shall be determined by a plurality of the votes cast: each stockholder will be entitled to vote for up to three nominees to our Board of Directors, and the three nominees with the greatest number of votes will be elected to the Board of Directors. No stockholder will be entitled to cumulative votes at the Annual Meeting for the election of any members of our Board of Directors. The proposal to increase the number of authorized shares of the Company’s Common Stock under the Fourth Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding Common Stock. All other matters shall be determined by a majority of the votes cast, except as otherwise required by law.

Voting Procedures

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC, you are considered the “stockholder of record” with respect to those shares. As the stockholder of record, you have the right to vote in person at the meeting. If you choose to do so, you can bring your proxy card or vote using the ballot provided at the meeting. However, even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you hold your shares in street name through a stockbroker, bank or other nominee rather than directly in your own name, you are considered the “beneficial owner” of shares held in street name. Because a beneficial owner is not a stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote those shares at the meeting. If you wish to attend the Annual Meeting and vote in person, you will need to contact your broker, bank or nominee to obtain a legal proxy.

If any stockholder is unable to attend the Annual Meeting, the stockholder may vote by proxy as follows:

•	Internet. A stockholder can submit a proxy over the Internet by following the instructions provided in the Notice or on the separate proxy card if the stockholder received a printed set of the Proxy Materials.

•	Telephone. A stockholder can submit a proxy over the telephone by following the instructions provided on the separate proxy card if the stockholder received a printed set of the Proxy Materials.

•	Mail. A stockholder that received a printed set of the Proxy Materials can submit a proxy by mail by completing, signing and returning the separate proxy card in the prepaid and addressed envelope included with the Proxy Materials.

Stockholders are urged to specify their choices on the proxy they submit by Internet, telephone or mail. If you are a stockholder of record and you submit a proxy, whether in person, by mail, by telephone or over the Internet, but do not specify how you want to vote on a proposal, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted “FOR” Proposals 1, 2, 3 and 4, and will be voted in the proxy holders’ discretion as to other matters that may properly come before the Annual Meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on your behalf on matters to be considered at the meeting.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is one-third (1/3) of the shares of our common stock issued and outstanding as of the Record Date. Shares voted “FOR,” “AGAINST” or “WITHHELD” from a matter voted upon by the stockholders at the Annual Meeting will be treated as being present at the Annual Meeting for purposes of establishing a quorum for the transaction of business, and will also be treated as shares “represented and voting” at the Annual Meeting (the “Votes Cast”) with respect to any such matter.

Abstentions and broker non-votes are each included in determining the number of shares present and voting at the Annual Meeting for purposes of determining the presence or absence of a quorum, and each is tabulated separately. Abstentions with respect to any matter other than the election of Directors of the Company (Proposal 1) will be treated as shares present or represented by proxy and entitled to vote on that matter and will thus have the same effect as negative votes. If shares are not voted by the bank, broker or other financial institution which is the record holder of the shares but which does not receive voting instructions from the beneficial owners of those shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares, or “broker non-votes,” are deemed not to be entitled to vote on the matter and accordingly are not counted for purposes of determining whether stockholder approval of that matter has been obtained with respect to Proposals 2, 3, and 4.

Vote Required

The election of directors at the Annual Meeting requires the affirmative vote of a plurality of the votes cast at the Annual Meeting.

To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation that would increase the amount of Common Stock authorized under the Company’s Fourth Amended and Restated Certificate Incorporation by 20,000,000 shares requires the affirmative vote of a majority of the outstanding shares of Company Common Stock.

Each other item to be voted on at the Annual Meeting requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting. The inspector of elections will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Solicitation of Proxies

The cost of soliciting proxies will be borne by us. We may reimburse brokerage firms, banks and other persons representing the beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by our directors, officers or regular employees without additional compensation.

Copies of the 10-K

Copies of our Annual Report on Form 10-K are available free of charge both on our website at www.scmmicro.com and by request. You may request a 10-K by calling SCM Microsystems at +1 949-553-4251, emailing us at ir@scmmicro.com or writing to us at SCM Microsystems, Inc., 1900 Carnegie Avenue, Building B, Santa Ana, California 92705, Attention: Investor Relations.

Revocability of Proxies

Your proxy is revocable at any time before it is voted at the Annual Meeting either by delivering to us a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If you have executed and returned a proxy and are present in person at the Annual Meeting and wish to vote at the Annual Meeting, you may elect to do so by notifying the Inspector of Elections, thereby suspending the power of the proxy holders to vote the proxy previously delivered by you. Attendance at the Annual Meeting, however, will not by itself revoke a proxy previously delivered to us.

Stockholder Proposals for 2010 Annual Meeting of Stockholders

We anticipate that our 2010 Annual Meeting of Stockholders will take place in late June 2010, more than thirty days from the date of the 2009 Annual Meeting, and that we will mail our proxy materials for the 2010 Annual Meeting of Stockholders in early May 2010. Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our proxy materials for the 2010 Annual Meeting. These stockholder proposals must be received at SCM Microsystems, Inc., Oskar-Messter-Str. 13, 85737 Ismaning, Germany, Attn: Secretary, no later than January 8, 2010, which is 120 days prior to our anticipated mailing date of May 7, 2010.

In addition, SCM’s bylaws establish an advance notice procedure with regard to nominations for the election of directors and business proposals to be brought before an annual meeting of stockholders by any stockholder (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). Such a proposal will be considered at the 2010 Annual Meeting if the Company receives notice of such proposal at SCM Microsystems, Inc., Oskar-Messter-Str. 13, 85737 Ismaning, Germany, Attn: Secretary, not later than the close of business on the tenth day following the day on which notice of the date of the 2010 Annual Meeting is mailed or public disclosure is made. A stockholder’s notice to the Secretary must set forth as to each matter (other than with notices regarding nominations for the election of directors) the stockholder proposes to bring before the 2010 Annual Meeting: (i) a brief description of the business desired to be brought before the 2010 Annual Meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. For a description of the notice requirements regarding nominations for the election of directors, see the section entitled “Policy for Director Recommendations and Nominations” below.

PROPOSAL NO. ONE

ELECTION OF CLASS II DIRECTORS

Our Board of Directors is divided into three director classes with staggered three-year terms. Currently, our Board consists of seven directors, of which two directors serve in Class I (whose terms expire at the 2011 Annual Meeting), three directors serve in Class II (whose terms expire at the 2009 Annual Meeting) and two directors serve in Class III (whose terms expire at the 2010 Annual Meeting). The Board of Directors has authorized up to eight directors. If in the future the Board of Directors elects to fill the current vacancy on the Board of Directors, it is expected that the new director would be designated as a Class III director.

Each director elected at the Annual Meeting of Stockholders will serve for a term ending on the date of the third annual meeting after his or her election when his or her successor has been elected and duly qualified or upon the date of his or her earlier resignation or removal. Stockholders may not cumulate votes in the election of directors.

Set forth below is information about directors nominated for election at the Annual Meeting and each of the other incumbent directors:

Name	Age(1)	Position	Director Since

CLASS I DIRECTORS
Steven Humphreys	48	Director	1996
Dr. Hans Liebler	40	Director	2008
CLASS II DIRECTORS
Werner Koepf	67	Chairman of the Board	2006
Lawrence Midland	67	Executive Vice President and Director	2009
Simon Turner	57	Director	2000
CLASS III DIRECTORS
Felix Marx	42	Chief Executive Officer and Director	2007
Douglas Morgan	56	Director	2009

(1)	Ages shown are as of August 31, 2009

NOMINEES

The Nominating Committee of the Board of Directors has recommended, and the Board of Directors has proposed, that Werner Koepf, Lawrence Midland and Simon Turner be elected as Class II directors at the Annual

Meeting. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for Messrs. Koepf, Midland and Turner, each of whom currently serves as a Class II director of the Company. In the event that Mr. Koepf, Mr. Midland or Mr. Turner is unable or declines to serve as a director at the time of the Annual Meeting, the proxies received by the proxy holders named in the enclosed proxy will be voted for any nominee who is subsequently designated by the Board of Directors to fill the vacancy. We do not expect, however, that either Mr. Koepf, Mr. Midland or Mr. Turner will decline to serve as a director at the Annual Meeting, as each has agreed to serve if elected.

BUSINESS EXPERIENCE OF DIRECTORS

Class II Directors Nominated for Election at the 2009 Meeting

Werner Koepf has served as a director of SCM since February 2006 and as Chairman of the Board of Directors since March 2007. Mr. Koepf currently is an advisor to the venture capital firm Invision AG. From 1993 to 2002, Mr. Koepf held a variety of senior management positions with Compaq Computer Corporation GmbH, including Vice President and General Manager of the General Business Group from 1993 to 1999; Vice President and General Manager of Compaq Europe, Middle East and Africa (EMEA) from 1999 to 2000; and Chief Executive Officer and Chairman for Compaq Computer, EMEA from 2000 to 2001. From 1989 to 1993, Mr. Koepf was Chairman and Chief Executive Officer for European Silicon Structures SA, an ASIC manufacturer. Prior to 1993, Mr. Koepf held various senior management positions at Texas Instruments Inc., including Vice President and General Manager of several divisions of the group. Mr. Koepf received a master’s degree in business administration from the University of Munich and a bachelor’s degree with honors in electrical engineering from the Technical College in St. Poelten, Austria.

Lawrence W. Midland has served as a director of SCM since May 2009. He was appointed to the Board and as an Executive Vice President of SCM and President of SCM’s Hirsch subsidiary following the completion of the merger of SCM and Hirsch Electronics Corporation (“Hirsch”). Previously, Mr. Midland was President of Hirsch, which he co-founded in August 1981, and for which he served as a director. Mr. Midland became President and Chairman of the board of Hirsch in March 1986 and held those positions continuously until the completion of the merger. Mr. Midland previously served as president of several companies which were all sold profitably, including Retirement Inns of America, Pension Properties Trust, a California REIT, and Pension Administrative Services. Previously Mr. Midland also held various sales positions in investment related activities following his employment as a field engineer with Shell Oil Company. He holds a B.S. degree in Physics (With Distinction) from the University of Oklahoma and an M.B.A. degree from Pepperdine University.

Simon Turner has served as a director of SCM since July 2000. Since his retirement from DSG international plc in December 2008, Mr. Turner has provided consultancy services to large retail companies, including PC manufacturer ACER Group. From January 2006 to December 2008, Mr. Turner served as Group Sourcing Director for consumer electronic retailer DSG international plc. From January 2002 to January 2006, Mr. Turner was Managing Director of the PC World Group of DSG, responsible for operations at PC World, PC World Business and Genesis Communications in the UK and PC City in Europe. From February 1999 to January 2002, Mr. Turner was Managing Director of PC World, a large UK reseller of PCs and PC-related equipment. From December 1996 to February 1999, Mr. Turner was Managing Director of Philips Consumer Electronics, UK and Ireland. Prior to that, he also served as Senior Vice President of Philips Media, Commercial Director of Belling and Company and Group Marketing Manager at Philips Consumer Electronics. Mr. Turner is also a non-executive director of Yorkshire Building Society, which is the UK’s third largest member-owned savings and loan institution. Mr. Turner holds a B.S. degree from the University of Surrey.

Class III Directors Whose Terms Expire in 2010

Felix Marx joined SCM Microsystems as Chief Executive Officer and director in October 2007. Previously, from 2003 to November 2007, Mr. Marx held a variety of management positions with NXP Semiconductors, a specialty semiconductor manufacturer for the smart card industry. Most recently, he served as General Manager of NXP’s Near Field Communication business. Prior to this, Mr. Marx served as General Manager of NXP’s

Contactless & Embedded Security business. From 2002 to 2003, Mr. Marx was a business consultant with Team Training Austria. Prior to this, he worked for several years in the data and voice networking sector, where he held various sales, marketing, product management and business line management positions with companies including Global One Telecommunications and Ericsson. He holds a bachelor’s degree in engineering from the Technical Academy in Vienna and a Master of Advanced Studies in Knowledge Management from Danube University in Austria.

Douglas Morgan has served as a director of SCM since May 2009. He was appointed to the Board following the completion of the merger of Hirsch and SCM, and had previously served on the board of Hirsch since June 2007. Mr. Morgan is currently CEO and chairman of Performance Strategies, Inc., a consulting company he founded in 1995 specializing in business development, corporate communications, and technology and Internet utilization. His early career included technical and management positions with Computer Sciences Corporation, NCR, and Hewlett Packard. In the early 1980s, he founded Unified Technologies, Inc., which proved instrumental in the launch of Hirsch, helping to locate the company’s original financing and subsequently designing Hirsch’s original core products. Mr. Morgan subsequently served as Hirsch’s Vice President of Engineering and Development for five years, helping define the company’s product line and business strategy. Mr. Morgan is a magna cum laude graduate of both MIT, with a Bachelors Degree in Computer Science and Electrical Engineering, and Stanford University, with a Masters Degree in Engineering. He was appointed a National Science Foundation Fellow, has served as an expert witness in intellectual property cases, and is the holder of seven U.S. patents.

Class I Directors Whose Terms Expire in 2011

Steven Humphrey has served as a director of SCM since July 1996 and as Chairman of the Board of Directors from April 2000 to March 2007. Since October 2008, Mr. Humphreys has served as Chief Executive Officer and President of Kleer Corporation, a maker of wire audio technology. Since March 2008, Mr. Humphreys has served as a director of ActivIdentity Corporation, a provider of digital identity solutions. Since October 2003, he has served as Chairman of Robotic Innovations International, Inc., an acquirer and developer of technologies for broad-based applications of robotics, service automation and automated companion devices. From October 2001 to October 2003, he served as Chairman of the Board and Chief Executive Officer of ActivCard Corporation, a provider of digital identity management software. From July 1996 to October 2001, Mr. Humphreys was an executive officer of SCM, serving as President and Chairman of the Board from July 1996 until December 1996, at which time he became Chief Executive Officer and served as President and Chief Executive Officer until April 2000. Previously, Mr. Humphreys was President of Caere Corporation, an optical character recognition software and systems company. Prior to Caere, he spent ten years with General Electric Company in a variety of positions. Currently, Mr. Humphreys also serves as a director of HeadThere, Inc., a communications robotics device company, and Ready Solar, Inc., a provider of standardized residential solar systems. He also is a director of several privately held companies, a limited partner and advisor to several venture capital firms and from October 2001 to December 2003 was a director of ActivCard. Additionally, Mr. Humphreys was elected to the school board of the Portola Valley Public School District in 2007, and has served on the board of Summit Preparatory Public Charter High School since 2003. Mr. Humphreys holds a B.S. degree from Yale University and M.S. and M.B.A. degrees from Stanford University.

Dr. Hans Liebler has served as a director of SCM since June 2008. Since July 2006, Dr. Liebler has served as a partner of Lincoln Vale European Partners, an investment management company that he co-founded which is focused on strategic long-term investments in European small- and mid-cap companies, and which is currently the largest single stockholder of SCM. Currently, he also serves on the investment committee of Lincoln Vale. From September 2002 to July 2006, Dr. Liebler managed an investment fund he had conceived for Allianz AG, applying a private equity approach to European publicly listed companies. Previous to this, from September 1996 to September 2002, he worked as a management consultant for McKinsey & Company, initially in the company’s Madrid and New York offices and subsequently as co-leader of McKinsey’s German Corporate Finance practice. From 1993 to 1995, Dr. Liebler was an investment banker for S.G. Warburg in London. Since 1998, Dr. Liebler has also served as an adjunct professor at the European Business School in Germany. He holds a Master’s degree in Business Administration from the University of Munich in Germany and a Ph.D in Finance from the University of St. Gallen in Switzerland.

To our knowledge, there are no family relationships between any of our directors and any other of our directors or executive officers.

Director Independence

Our Board of Directors has reviewed the independence of each of our directors and each director nominee and considered whether any director or nominee has had a material relationship with our company or our management that could compromise his ability to exercise independent judgment in carrying out his duties and responsibilities. As a result of this review, our Board of Directors affirmatively determined that each non-employee director nominee and all of our non-employee directors are independent under the corporate governance standards of the Marketplace Rules of the NASDAQ Stock Market and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In connection with the determination of independence of Dr. Hans Liebler, the Board of Directors considered Dr. Liebler’s relationship with the Company’s largest stockholder, Lincoln Vale European Partners, of which Dr. Liebler is a founder and member of the investment committee. The Board of Directors determined that such relationship would not compromise Dr. Liebler’s ability to exercise independent judgment in carrying out his duties and responsibilities. In agreeing to serve as a member of our Board of Directors, Dr. Liebler must act independently of Lincoln Vale European Partners in discharging his fiduciary duties to stockholders of the Company and also is obligated not to disclose to Lincoln Vale European Partners or use for his own benefit any confidential information that he may obtain during his service on the Board. Dr. Liebler disclaims shared voting or dispositive power over any securities held by the fund.

BOARD MEETINGS AND COMMITTEES

Our Board of Directors held fourteen meetings in fiscal 2008, of which five were physical meetings and nine were telephonic meetings. During 2008, we had three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. Each current committee has a written charter which is available on the Corporate Governance page within the Investor Relations section of our website at www.scmmicro.com. All members of these committees are appointed by the Board of Directors and are non-employee directors. From time to time the Board of Directors may choose to create additional committees. Each of our directors attended at least 75% of the meetings of the Board of Directors and applicable committee meetings during fiscal 2008.

During each physical Board of Directors’ meeting and additionally as needed, our independent directors meet without SCM management present to address any issues they determine to be appropriate.

Communications with the Board

Although we do not have a formal policy regarding communications between our stockholders and our Board of Directors, stockholders may communicate with the Board of Directors by sending an email to ir@scmmicro.com or by writing to the Board of Directors at the corporate headquarters of SCM Microsystems, Inc., Oskar-Messter-Str. 13, 85737 Ismaning, Germany, Attention: Investor Relations. The Investor Relations staff will forward such communication to the Board of Directors or to any individual director or directors to whom the communication is directed as applicable, if the communication is relevant to SCM’s business and financial operations, policies or corporate philosophy. If the communication is unduly hostile, threatening, illegal or similarly inappropriate, or advertisements, solicitations for periodicals or other subscriptions, and other similar communications are received, the Investor Relations staff has the authority to discard the communication or take appropriate legal action regarding the communication.

Director Attendance at Stockholder Meetings

We do not have a policy regarding director attendance at stockholder meetings. The majority of our directors reside in Europe and our Annual Meetings are typically held at our U.S. office in California. No directors attended the 2008 Annual Meeting of Stockholders. We expect that at least one of our management directors will attend the

2009 Annual Meeting of Stockholders, which will be held at our U.S. office in Santa Ana, California, which is also the headquarters for our Hirsch subsidiary.

Committees of the Board of Directors

The Board of Directors currently has Audit, Compensation, Nominating and Strategic Advisory Committees. All committees were in place during 2008, except for the Strategic Advisory Committee, which was created in June 2009. Each committee has a written charter which is available on the Corporate Governance page within the Investor Relations section of our website at www.scmmicro.com. The Board may choose to amend its committee charters from time to time. All members of these committees are appointed by the Board of Directors and are non-employee directors. From time to time the Board of Directors may choose to create additional committees.

The following table sets forth the three standing committees and the members of each committee during fiscal 2008:

		Compensation	Nominating
Name of Director	Audit Committee	Committee	Committee

Dr. Hagen Hultzsch*	Member	Chair
Steven Humphreys	Member		Member
Werner Koepf		Member	Chair
Dr. Hans Liebler**		Member Effective July 30, 2008	Member Effective July 30, 2008
Simon Turner	Chair	Member	Member

*	Dr. Hultzsch resigned from the Board of Directors and committees effective April 2009.

**	Dr. Liebler was appointed to the Board of Directors on April 23, 2008, effective June 1, 2008.

Current Committee Assignments are as follows:

		Compensation	Nominating	Strategic Advisory
Name of Director	Audit Committee	Committee	Committee	Committee

Steven Humphreys	Member		Member	Chair
Werner Koepf		Member	Chair	Member
Dr. Hans Liebler		Chair Effective June 2, 2009	Member	Member
Douglas Morgan*	Member Effective June 2, 2009	Member Effective June 2, 2009		Member
Simon Turner	Chair	Member	Member	Member

*	Mr. Morgan was appointed to the Board of Directors effective May 1, 2009, following SCM’s acquisition of Hirsch.

Audit Committee.  The Audit Committee of our Board of Directors, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), assists our Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our financial reporting processes, system of internal control, process for monitoring compliance with laws and regulations, audit process and standards of business conduct. The Internal Audit and Sarbanes-Oxley Compliance personnel of the Company report directly to the Audit Committee. During fiscal 2008, the Audit Committee was comprised of Messrs. Hultzsch, Humphreys and Turner, with Mr. Turner serving as Chairman. In April 2009, Mr. Hultzsch resigned from the Board of Directors and the Audit Committee. In June 2009, Douglas Morgan, a former director of Hirsch who was appointed to SCM’s Board of Directors effective May 1, 2009, joined the Audit Committee. Currently, the Audit Committee consists of Messrs. Humphreys, Morgan and Turner. Mr. Turner has served as Chairman of the Audit Committee since April 2004. Our Board of Directors has determined that each member of the Audit Committee during fiscal 2008 was an “independent director” within the standards of the Marketplace Rules of the NASDAQ Stock Market and the requirements set forth in Rule 10A-3(b)(1) under the Exchange Act. Our

Board of Directors has further determined that at least two members of the Audit Committee, Steven Humphreys and Simon Turner, are “financial experts” as defined by Item 407(d)(5) of Regulation S-K in the Exchange Act. The Audit Committee held three physical meetings and four telephonic meetings during fiscal 2008.

In discharging its duties, our Audit Committee, among its other duties:

•	Recommends to the Board the selection of the independent auditors and their compensation, evaluates the independent auditors and, where appropriate, recommends the replacement of the independent auditors;

•	Meets with management and the independent auditors to review and discuss the annual financial statements and the report of the independent auditors thereon and, to the extent the independent auditors or management brings any such matters to the attention of the Audit Committee, to discuss significant issues encountered in the course of the audit work, if any, such as restrictions on the scope of activities or access to required information;

•	Meets quarterly with management and the independent auditors to review and discuss the quarterly financial statements;

•	Meets at least quarterly with the Auditors in order to ensure sufficient independence is maintained from management and to provide the opportunity for the auditors to brief the members of the Audit Committee in confidence;

•	Reviews significant changes to our accounting principles and practices proposed by the independent auditors or management;

•	Meets with management and the independent auditors to review and discuss reports on the adequacy and effectiveness of our internal controls;

•	Meets annually with management to review the risk assessment of the Company prepared by Management; and

•	Reviews all related party transactions and approved interested parties in such transactions.

See “Report of the Audit Committee of the Board of Directors” below for more information.

Compensation Committee.  The Compensation Committee has responsibility for and authority to (i) review and approve corporate goals and objectives relevant to chief executive officer compensation, evaluate the chief executive officer’s performance in light of those goals and objectives, and set the chief executive officer’s compensation level based on this evaluation; (ii) develop, review and approve compensation policies and practices applicable to the Company’s officers who are deemed to be “executive officers” of the Company for SEC reporting purposes, including the criteria upon which executive compensation is based, the specific relationship of corporate performance to executive compensation and the composition of benefits; (iii) make recommendations to the Board with respect to the Company’s incentive compensation and equity-based compensation plans; (iv) review the compensation and benefits offered to non-employee directors and recommend changes to the Board as appropriate; and (v) administer and evaluate the Company’s incentive, equity-based and other executive compensation programs, including approving guidelines, making grants and awards and establishing annual award levels for employee stock options, units, restricted shares and other incentive and equity-based awards under such programs, interpreting and promulgating rules relating to the plans, modifying or canceling grants or awards, designating eligible participants and imposing limitations and conditions on grants or awards.

The Compensation Committee is authorized to delegate any portion of its authority to subcommittees. During fiscal 2008, the Compensation Committee included Messrs. Hultzsch, Koepf, Liebler and Turner, with Mr. Liebler joining the committee in July 2008. Dr. Hultzsch served as Chairman of the Compensation Committee from April 2007 until his resignation from the Board and the committee in April 2009. In June 2009, Mr. Morgan joined the Compensation Committee and Mr. Liebler was named Chairman of the committee. Currently, the Compensation Committee consists of Messrs. Koepf, Liebler, Morgan and Turner, and Mr. Liebler serves as Chairman. The Board of Directors has determined that each member of the Compensation Committee during fiscal 2008 was independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards. The Compensation Committee held five physical meetings and one telephonic meeting during fiscal 2008.

Nominating Committee.  The Nominating Committee assists in identifying individuals qualified to become members of the Board of Directors. During fiscal 2008, the Nominating Committee included Messrs. Humphreys, Koepf, Liebler and Turner, with Mr. Liebler joining the committee in July 2008. Mr. Koepf served as the committee’s Chairman, a position he has held since April 2007. There have been no changes to the Nominating Committee to date during 2009. The Board of Directors has determined that each of the members of the Nominating Committee during fiscal 2008 was independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards. The Nominating Committee held three physical meetings during fiscal 2008.

Strategic Advisory Committee.  The Strategic Advisory Committee was created by the Board of Directors in June 2009 to oversee the three to five year strategic plan of the Company. Currently, the five non-employee members of the Board of Directors, Messrs. Humphreys, Liebler, Morgan, Turner and Koepf, serve on the Strategic Advisory Committee and Mr. Humphreys serves as Chairman. Additionally, up to three industry experts who are neither employees nor directors of our Company may serve on the Strategic Advisory Committee, although no such outside advisors currently serve. Currently, the Board of Directors is working to identify and evaluate such outside advisors to serve on the committee.

POLICY FOR DIRECTOR RECOMMENDATIONS AND NOMINATIONS

The primary role of the Nominating Committee is to develop and recommend to the Board criteria for identifying and evaluating director candidates and to establish a procedure for consideration of director candidates recommended by our stockholders. The Nominating Committee periodically assesses the appropriate size of the Board of Directors and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, the Nominating Committee seeks to identify and evaluate potential candidates at meetings of the Nominating Committee, which can take place at any point during the year.

Candidates may come to the attention of the Board through current Board members, professional search firms, shareholders or other parties. All candidates are evaluated based on a review of the individual’s qualifications, skills, independence and expertise. The Nominating Committee will consider candidates submitted by stockholders as nominees for election as Directors of the Company. Stockholders wishing to have the Nominating Committee consider a candidate should submit the name(s) and supporting information to Corporate Secretary, SCM Microsystems, Inc., Oskar-Messter-Str. 13, 85737 Ismaning, Germany and should include the following information: (a) the name(s) and address(es) of the stockholder(s) making the recommendation and of the persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in the proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; (e) the consent of each nominee to serve as a director of the Company if so elected; and (f) appropriate biographical information and a statement as to the qualifications of the candidate. Written notice of a nomination must be received by us within the timeframe described under “Stockholder Proposals for 2010 Annual Meeting of Stockholders” above.

As part of its selection process, the Nominating Committee may consider recommendations of director candidates with diverse backgrounds and experience who are expected to enhance the quality of the Board, serve stockholders’ long-term interests and contribute to our overall corporate goals. While the Nominating Committee has not established specific minimum criteria for candidates, the philosophy of the committee is that directors should possess the highest personal and professional ethics, integrity and values, informed judgment, and sound business experience and be committed to representing the long-term interests of our stockholders. Candidates must also have an inquisitive and objective perspective, the ability to make independent analytical inquiries, practical wisdom and mature judgment. In evaluating candidates, the Nominating Committee may consider a candidate’s work experience related to our business, general professional experience and overall expected contributions to the Board of Directors in relation to other directors already serving on the Board. When evaluating existing directors for nomination for re-election, the Nominating Committee may also consider the directors’ past Board and committee meeting attendance and participation. We endeavor to have a Board representing diverse experience at policy-making levels in various areas that are relevant to our global activities.

The Nominating Committee evaluates shareholder-recommended candidates using the same process and the same criteria it uses to evaluate candidates from other sources.

The Nominating Committee has the authority to retain at outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions, including sole authority to retain and terminate any search firm used to identify director candidates, and to approve the search firm’s fees and other retention terms.

CORPORATE GOVERNANCE

SCM and our Board of Directors regularly review and evaluate SCM’s corporate governance practices. SCM’s corporate governance documents are posted on the investor relations page of our website at www.scmmicro.com.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that include, without limitation, guidelines relating to Board composition, director qualifications and selection process, director independence, Board committees and auditor independence. The Corporate Governance Guidelines are available on the Corporate Governance page within the Investor Relations section of our website at www.scmmicro.com. The Nominating Committee and the Board of Directors review the Corporate Governance Guidelines annually and the Board may amend the Corporate Governance Guidelines at any time.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Conduct and Ethics for all of our employees, including our Chief Executive Officer, Chief Financial Officer and any other principal accounting officer, and for the members of our Board of Directors. Our Code of Conduct and Ethics is posted on the Corporate Governance page within the Investor Relations section of our website, at www.scmmicro.com. The Board of Directors may amend the Code of Conduct and Ethics at any time and has the sole authority to approve any waiver of the Code of Conduct and Ethics relating to the activities of any of our senior financial officers, other executive officers and directors.

COMPENSATION OF DIRECTORS

Annual Cash Compensation

During 2008, SCM’s non-employee directors were paid in the currency of the country of their residence, using a fixed exchange rate of €0.93 per U.S. dollar for SCM’s German-based directors and £0.63 per U.S. dollar for SCM’s UK-based director. During 2008, each non-employee member of SCM’s Board of Directors was eligible to receive the following cash compensation:

•	an annual retainer of $10,000 for each member of the Board, except for the Chairman, who is eligible to receive an annual retainer of $20,000;

•	additional annual retainer of $5,000 for service on the Audit Committee of the Board, except for the Chairman, who is eligible to receive an annual retainer of $10,000;

•	additional annual retainer of $2,000 for service on the Compensation or Nominating Committees of the Board, except for the Chairman of such committees, who are each eligible to receive an annual retainer of $4,000; and

•	meeting fees of $1,000 for physical attendance at each Board meeting.

Additionally, we reimburse our non-employee Board members for all reasonable out-of pocket expenses incurred in the performance of their duties as directors, which in practice primarily consist of travel expenses associated with Board or committee meetings or with committee assignments.

Change in Cash Compensation for 2009

During 2008, the Compensation Committee conducted a review of compensation paid to SCM Board members that included comparisons of cash and equity compensation made to directors at six other security companies, including ActivIdentity, Entrust, L-1 Identity Solutions, Secure Computing (subsequently acquired by McAfee), Tumbleweed Communication (subsequently acquired by Axway Inc.) and Vasco Data Security. Based on this review, in December 2008, the Compensation Committee approved an increase in the cash compensation paid to the Company’s non-employee directors, effective beginning in 2009. Annual cash compensation was increased from $10,000 to $20,000 for all directors except for the Chairman of the Board, whose annual cash compensation was increased from $20,000 to $40,000. Additionally, directors will also receive a fee of $500 for attendance at each telephonic Board meeting lasting more than 60 minutes, whereas previously no fees had been paid for attendance at telephonic Board meetings. Additionally, members of our Board of Directors who serve on the Strategic Advisory Committee, which was created in June 2009, are eligible to receive cash compensation of $2,000 per year, except for the Chairman, who is eligible to receive annual cash compensation of $4,000. All other components of cash compensation remain unchanged for 2009.

Equity Compensation

During 2008, each non-employee member of SCM’s Board of Directors was eligible to receive option awards under the terms of the company’s 2007 Stock Option Plan. Under this plan, new members of the Board receive an initial option grant to purchase 10,000 shares of the company’s common stock. Continuing members of the Board who have served for at least six months receive an annual option grant to purchase 5,000 shares of the company’s common stock, awarded on the date of the company’s Annual Meeting of Stockholders. Both of these option grants vest 1/12th per month over the one-year period following the date of grant.

During 2008, each of SCM’s non-employee directors, with the exception of Dr. Liebler, received an annual grant of 5,000 options for shares of the company’s common stock. All such annual grants were made on July 1, 2008, the date of SCM’s Annual Meeting, at an exercise price of $2.91 per share, which was the NASDAQ closing price on that day. Dr. Liebler received an initial option grant to purchase 10,000 shares of the company’s common stock upon joining the Board. His grant was made on June 2, 2008 at an exercise price of $2.95, which was the NASDAQ closing price on that day.

Director Compensation for Fiscal 2008

The following Director Compensation Table sets forth summary information concerning the compensation paid to our non-employee directors in fiscal 2008 for services to our company.

	Fees Earned or
Name	Paid in Cash	Option Awards(1)	Total ($)

Werner Koepf — Chairman(2)	$31,000	$10,344	$41,344
Steven Humphreys(3)	$22,000	$10,344	$32,344
Dr. Hagen Hultzsch(4)	$24,000	$10,344	$34,344
Dr. Hans Liebler(5)	$10,500	$7,564	$18,064
Simon Turner(6)	$29,000	$10,344	$39,344

(1)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123(R). These amounts may reflect options granted in years prior to 2008. The grant date fair value of these annual stock options awarded to each director in 2008, other than Mr. Liebler, is approximately $6,751. The grant date fair value of the initial stock options awarded to Dr. Liebler is approximately $13,154. The grant date fair value of the options awards is calculated using the Black-Scholes-Merton valuation model using the following assumptions: a dividend rate of zero, an interest rate for the expected life of the option at the date of grant, an expected option life of 4.00 years, and volatility based on historical averages at the date of grant. See Note 2 to the Consolidated Financial Statements for the period ended December 31, 2008 for more information about how SCM accounts for stock-based compensation.

(2)	Mr. Koepf received a fee of $20,000 for his service as Chairman of the Board of Directors in 2008. He also received a fee of $2,000 for his service as a member of the Compensation Committee and a fee of $4,000 for his service as Chairman of the Nominating Committee during 2008. Additionally, he received a fee of $1,000 for each physical Board meeting attended, amounting to $5,000. Mr. Koepf had 25,000 options outstanding as of December 31, 2008, of which 22,083 were exercisable.

(3)	Mr. Humphreys received a fee of $10,000 for his service as a director in 2008. He also received a fee of $5,000 for his service as a member of the Audit Committee and a fee of $2,000 for his service as a member of the Nominating Committee during 2008. Additionally, he received a fee of $1,000 for each physical Board meeting attended, amounting to $5,000. Mr. Humphreys had 66,415 options outstanding as of December 31, 2008, of which 63,498 were exercisable.

(4)	Dr. Hultzsch received a fee of $10,000 for his service as a director in 2008. He also received $5,000 for his service as a member of the Audit Committee and a fee of $4,000 for his service as Chairman of the Compensation Committee during 2008. Additionally, he received a fee of $1,000 for each physical Board meeting attended, amounting to $5,000. Dr. Hultzsch had 40,000 options outstanding as of December 31, 2008, of which 37,083 were exercisable.

(5)	Dr. Liebler joined the Board of Directors of SCM effective June 1, 2008, and received a prorated fee of $5,833 for his service as a director from June through December 2008. He also received a prorated fee of $834 for his service as a member of the Compensation Committee and $833 for his service as a member of the Nominating Committee from July through December 2008. Additionally, he received a fee of $1,000 for each physical Board meeting attended, amounting to $3,000. Dr. Liebler had 10,000 options outstanding as of December 31, 2008, of which 5,000 were exercisable.

(6)	Mr. Turner received a fee of $10,000 for his service as a director in 2008. He also received $10,000 for his service as Chairman of the Audit Committee, $2,000 for his service as a member of the Compensation Committee and $2,000 for his service as a member of the Nominating Committee during 2008. Additionally, he received a fee of $1,000 for each physical Board meeting attended, amounting to $5,000. Mr. Turner had 50,000 options outstanding as of December 31, 2008, of which 47,083 were exercisable.

Vote Required

At the Annual Meeting, the three nominees receiving the three highest number of affirmative votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors will be elected to our Board of Directors. Abstentions and votes withheld from or against any director will be counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law in the election of directors. Stockholders may not cumulate votes in the election of directors.

Recommendation of the Board of Directors

The Board believes that Proposal No. 1 is in the Company’s best interests and in the best interests of its stockholders and recommends a vote FOR the election of the Class II nominees listed above.

PROPOSAL NO. TWO

APPROVAL OF AMENDMENT TO INCREASE THE AMOUNT OF COMMON STOCK AUTHORIZED UNDER THE SCM MICROSYSTEMS CERTIFICATE OF INCORPORATION

SCM’s stockholders are being asked to approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation (“Charter”) to increase the number of shares of Common Stock authorized for issuance. The proposed amendment was adopted, subject to stockholder approval, by the Board of Directors on July 24, 2009. Last amended in 1997, the Charter currently authorizes up to 40,000,000 shares of Common Stock for issuance, of which 25,753,385 have been issued and 14,246,615 remain available for issuance as of August 31, 2009. Of the 14,246,615 available for issuance, 1,500,000 have been reserved for issuance under SCM’s 2007 Stock Plan, 1,400,708 have been reserved for issuance under SCM’s other stock option plans and 4,900,807 have been reserved for issuance under outstanding warrants to purchase shares of SCM’s Common Stock. The proposed amendment to our Charter would increase the number of shares of Common Stock authorized for issuance by 20,000,000 shares, to an aggregate of 60,000,000 shares. The number of shares of Preferred Stock authorized for issuance under our Charter would remain unchanged, at 10,000,000 shares.

We expect to use our authorized and unissued Common Stock to permit our Board of Directors to issue shares of Common Stock to raise capital, for strategic investment purposes, as payment consideration for merger and acquisition activities, to grant long-term incentive stock options to our employees, officers and directors and for other general corporate purposes. SCM has adopted a strategy for growth that includes the evaluation and pursuit of strategic opportunities, financings, investments and merger and acquisition activities as a way to expand our business, reinforce our market position in targeted areas and fully leverage our strengths and opportunities. An example of this strategy is our recent acquisition of Hirsch Electronics Corporation, which nearly doubled our revenues, diversified our customer base and enables us to better address the global demand for security and identity solutions. While the Company is not at this time party to any plan, proposal or arrangement, written or otherwise, to issue any of the newly authorized shares of Common Stock for any purpose, including acquisitions or financings, we intend to continue to pursue opportunities and transactions that may further our strategic objectives. Accordingly, in the future the Company may enter into or develop a plan, proposal or arrangement, written or otherwise, to issue all or a portion of the newly authorized shares of Common Stock.

After evaluating the number of authorized shares of Common Stock issued and outstanding, the number reserved for issuance and the number un-reserved and available for issuance, the Board of Directors determined that the current number of authorized shares of Common Stock un-reserved and available for issuance may not be sufficient to allow the Company to pursue the opportunities and transactions that it believes are necessary to our growth and success and in the best interests of the Company and its stockholders.

Additionally, a review of the capitalization of certain peer companies selected based on their industry revealed that the percentage of common shares available for issuance compared to the total number of common shares authorized is significantly lower for the Company than it is for the average percentage for the selected peers.

Comparison of Capitalization of SCM to Peers

			No. of	% of
	No. of	No. of	Common	Common
	Common	Common	Shares	Shares
	Shares	Shares	Reserved	Available
Company	Authorized	Outstanding	for Issuance	for Issuance
	(In millions of shares, except for percentages)

SCM Microsystems, Inc.	40	25.1	14.9	37%

Peer Group:
ActivIdentity Corporation	75	45.8	29.2	39%
Vasco Data Security International, Inc.	75	37.5	37.5	50%
Entrust	250	61.6	188.4	75%
L-1 Identity Solutions, Inc.	125	88.6	36.4	29%
Cogent, Inc.	245	89.6	155.4	63%
Magal Security Systems Ltd.	20	10.5	9.5	47%
NAPCO Security Technologies, Inc.	40	19.1	20.9	52%

Peer Group Average				51%

The Board of Directors believes that an increase in the number of shares of Common Stock authorized for issuance is necessary to ensure that SCM has sufficient shares available for our strategic initiatives and to put it in line with the peer companies identified above. Therefore, the Board is asking the Company’s stockholders to vote in favor of this proposed amendment to our Charter to increase the number of shares of Common Stock authorized for issuance from 40,000,000 shares to 60,000,000 shares. The full text of the proposed amendment to SCM’s Charter is set forth in Annex A.

Effects of the Increase in Authorized Common Stock

While the proposed increase in the number of authorized shares of Common Stock is not intended by management or the Board of Directors of the Company to prevent or discourage any actual or threatened takeover of the Company, under certain circumstances, it could have an anti-takeover effect. Additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could resist, frustrate or make more difficult a third-party transaction that was favored by a majority of the independent stockholders and that might provide an above-market premium. For example, additional shares could be issued by the Company to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s management by diluting the stock ownership or voting rights of persons seeking to effect such removal. Any such additional shares could be issued in private placements and without stockholder approval or further action by the stockholders. Accordingly, if adopted, the increase in the number of authorized shares of Common Stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company’s capital stock and the removal of management or the Board of Directors. Any such anti-takeover effect may be beneficial to management and the Board of Directors of the Company and could have an adverse impact on stockholders.

Management is not currently aware of any specific third-party effort to accumulate shares of Common Stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management or the Board of Directors. Moreover, the Company currently has no plan to issue newly authorized shares of Common Stock or adopt other anti-takeover proposals intended to discourage third parties from attempting to take over the Company. Although the Board of Directors is motivated by business and financial considerations in proposing the increase in the number of authorized shares of Common Stock, and not the threat of any attempt by a third-party to gain control of the Company, stockholders nevertheless should be aware that increasing the number of authorized shares of Common Stock could facilitate management’s ability to deter or prevent changes of control in the future and any issuance of newly authorized shares of Common Stock, regardless of the intent, could have an anti-takeover effect.

Certain Existing Anti-takeover Mechanisms

Certain provisions in our Charter may have anti-takeover effects.  Our Charter authorizes undesignated preferred stock, which makes it possible for the Board of Directors, without stockholder approval or further action by the stockholders, to issue preferred stock with voting or other rights or preferences that could impede the success of an attempt to obtain control of the Company. The Charter eliminates stockholders’ ability to take action by written consent without a meeting, which makes it more difficult for stockholders to take action opposed by the Board of Directors. The Charter also permits stockholders to remove directors only for cause and only with the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of the Company. In addition, the Charter provides for a classified Board of Directors with three-year staggered terms, which could delay the ability of stockholders to change membership of a majority of our Board of Directors. Moreover, vacancies in the Board of Directors may be filled only by the vote of a majority of directors then in office, which could limit the ability of a potential acquiror from appointing representatives to the Board of Directors prior to the annual meeting of stockholders. In addition, subject to certain exceptions, the Charter requires that two-thirds of the voting power of all the then outstanding shares of capital stock or two-thirds of the members of our Board of Directors approve a merger or sale of substantially all of the Company’s assets to an entity or person that, directly or indirectly, owns ten percent or more of the Company’s capital stock.

Certain provisions in our Bylaws may also have anti-takeover effects.  Under our Bylaws, special meetings of stockholders may be called only by our Board of Directors or by holders of shares entitled to cast not less than ten percent of the votes at the stockholders meeting. Our bylaws also contain advance notice provisions which restrict stockholders’ rights to present stockholder proposals at our stockholders’ meetings. Our stockholders do not have cumulative voting rights and directors are elected by a plurality of the votes cast.

The Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law.  In general, Section 203 of the Delaware General Corporation Law prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The applicability of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors, including discouraging attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

The Company is party to a Preferred Stock Rights Agreement.  We have adopted a Preferred Stock Rights Agreement, dated as of November 8, 2002, as amended December 10, 2008 (the “Rights Agreement”), which is commonly referred to as a “poison pill.” The Rights Agreement is designed to protect and maximize the value of the Company’s outstanding equity interests in the event of an unsolicited attempt to acquire the Company in a manner or on terms not approved by the Board of Directors and that prevent stockholders from realizing the full value of their shares of the Company’s Common Stock. The triggering and exercise of the rights subject to the Rights Agreement would cause substantial dilution to a person or group that attempts to acquire the Company on terms or in a manner not approved by our Board of Directors, except pursuant to an offer conditioned upon redemption of the rights. Even if the rights are never triggered, the rights are believed to have the effect of discouraging persons from making or attempting to make acquisitions of significant percentages of the Company’s Common Stock without negotiating directly with our Board of Directors. While the rights are not intended to prevent a takeover of our Company, they may have the effect of rendering more difficult or discouraging an acquisition of us that was deemed to be undesirable by our Board of Directors.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the Charter amendment described above. As a result, abstentions and broker non-votes will have the same effect as voting against the proposal. If stockholders do not approve this Charter amendment, then the current amount of Common Stock authorized for issuance under the Charter will remain unchanged.

Recommendation of the Board of Directors

The Board believes that Proposal No. 2 is in the Company’s best interests and in the best interests of its stockholders and recommends a vote FOR the amendment to increase the amount of Common Stock authorized under the Company’s Charter.

PROPOSAL NO. THREE

APPROVAL OF AMENDMENT TO INCREASE NUMBER OF SHARES RESERVED FOR
ISSUANCE UNDER THE SCM MICROSYSTEMS 2007 STOCK OPTION PLAN

General

SCM’s stockholders are being asked to approve an amendment to the Company’s 2007 Stock Option Plan (the “2007 Plan”), which was adopted, subject to stockholder approval, by the Board of Directors on July 24, 2009. The 2007 Plan was originally adopted by the Board of Directors on August 1, 2007 and approved by SCM stockholders on November 9, 2007. The proposed amendment would increase the number of shares of Common Stock reserved for issuance under the 2007 Plan by an additional 2,000,000 shares, to an aggregate of 3,500,000 shares. The 2007 Plan is the primary plan from which the Company may grant incentive stock options to its employees, officers and directors.

The shares available for grant under the 2007 Plan as of August 31, 2009 are as follows:

Shares approved for future grant under the 2007 Plan on and after November 9, 2007	1,500,000
Awards granted under the 2007 Plan between November 9, 2007 and August 31, 2009, net of cancellations	1,173,660

Remaining shares available for future grant under the 2007 Plan, as of August 31, 2009	326,340

As part of our overall compensation program, SCM grants long-term incentive stock options to our employees, officers and directors at the time of engagement, annually, and in certain other circumstances. We believe that incentive stock options grants are an important component of compensation in the technology industry.

Our April 30, 2009 acquisition of Hirsch has increased the number of employees, officers and directors eligible to receive incentive option grants. Unless an increase in the number of shares of Common Stock reserved for issuance under the 2007 Plan is approved, we expect to exhaust the shares currently available for future grant in 2010. Additionally, as part of our growth strategy we are actively involved in seeking additional merger and acquisition opportunities, which if successful, would likely increase further the number of employees, officers or directors to whom we would provide stock option grants in the future.

We believe that equity-based incentives have played a pivotal role in our efforts to attract and retain key personnel essential to SCM’s long-term growth and financial success. The proposed amendment will furnish SCM with the additional shares the Company needs to remain competitive in the marketplace for executive talent and other key employees. The requested increase of 2,000,000 shares to the 2007 Plan is currently expected to provide the Company with adequate availability under the plan for the next several years.

If our stockholders do not approve this 2007 Plan proposal, then the current share limits under, and other terms and conditions of, the 2007 Plan will continue in effect.

Summary Description of the 2007 Plan

The principal terms of the 2007 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2007 Plan, which appears (as proposed to be amended) as Annex B to this Proxy Statement and can be reviewed on the SEC’s website at http://www.sec.gov. You may also obtain, free of charge, a copy of the 2007

Plan by writing to Investor Relations at the Company’s U.S. headquarters at 1900 Carnegie Avenue, Building B, Santa Ana, California 92705.

Eligibility.  All employees, directors and consultants of the Company or of any parent or any subsidiary of the Company are eligible to receive stock options under the 2007 Plan. Each employee, director or consultant who receives such an option award is an optionholder. Optionholders in the 2007 Plan will receive grants of options at the discretion of the Board as compensation for their services to the Company. Currently, approximately 250 employees and directors and consultants are expected to be eligible to receive option grants under the 2007 Plan, if the plan is amended to allow the addition of 2,000,000 shares.

Types of Awards.  Non-qualified stock options are the only form of option award that may be granted under the 2007 Plan.

Administration of the 2007 Plan.  The Board shall administer the 2007 Plan unless and until the Board delegates administration to a committee (the “Committee”). The Board has the power and authority to, among other things: (i) designate eligible participants in the 2007 Plan, (ii) determine the terms, conditions and restrictions applicable to each stock option and shares acquired upon the exercise of a stock option, (iii) approve one or more forms of written agreements specifying the terms and conditions of an individual stock option grant, (iv) interpret the 2007 Plan and establish, amend and revoke rules and regulations to administer the 2007 Plan, (v) amend the 2007 Plan or any option award granted pursuant thereto and (vi) exercise such powers and perform such acts as the Board deems necessary, desirable, convenient or expedient to promote the best interests of the Company that are not in conflict with the provisions of the 2007 Plan. If the Board delegates administration to the Committee, the Committee may exercise, in connection with the administration of the 2007 Plan, any of the powers and authority granted to the Board under the 2007 Plan. The Committee may delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject to such resolutions as may be adopted from time to time by the Board (and references in the 2007 Plan and this summary to the Board shall thereafter be to the Committee or the subcommittee, as applicable). The Board may abolish the Committee at any time and revest in the Board the administration of the 2007 Plan.

Stock Subject to the 2007 Plan.  The maximum aggregate number of shares of our Common Stock that currently may be issued pursuant to stock options under the 2007 Plan may not exceed one million five hundred (1,500,000) shares (the “Share Reserve”), and would not exceed 3,500,000 shares if the plan is amended to allow the addition of 2,000,000 shares. Any option award will reduce the Share Reserve by one share. Shares of Common Stock covered by options that expire, are cancelled, terminate, or are reacquired by us prior to vesting will revert to or be added to the Share Reserve and become available for issuance under the 2007 Plan.

Other Share Limits.  No employee shall be eligible to be granted options covering more than 200,000 shares of Common Stock during any calendar year. However, in connection with a new employee, we may grant options for up to an additional 200,000 shares of Common Stock.

Fair Market Value.  Generally, fair market value of the Company’s Common Stock will be the closing sales price of the Company’s Common Stock on any established stock exchange (including the NASDAQ Stock Market) or on the NASDAQ Global Market or NASDAQ Capital Market (if applicable) on the date of determination. On August 31, 2007, the fair market value per share of the Company’s Common Stock determined on such basis was $2.87.

Terms and Conditions of Options.  The 2007 Plan provides that options must have an exercise price that is at least equal to 100% of the fair market value of our Common Stock on the date the option is granted. To the extent permitted in his or her option agreement and to the extent permitted by law, an optionholder may exercise an option by payment of the exercise price in a number of different ways, including: (i) in cash or by check at the time the option is exercised, or (ii) in the discretion of the Board: (1) by delivery to the Company of other Common Stock, (2) pursuant to a “same day sale” program to the extent permitted by law, or (3) by some combination of the foregoing. Unless there is a provision to the contrary in the individual optionholder’s option agreement, payment for Common Stock pursuant to an option may only be made in the form of cash, check or pursuant to a “same day sale” program. The vesting of options generally will be determined by the Board.

If an optionholder’s continuous service terminates for any reason other than disability, death or misconduct he or she will generally have 90 calendar days from the date of such termination to exercise his or her options (to the extent that the optionholder was entitled to exercise such options as of the date of such termination), unless his or her option agreement provides otherwise. If an optionholder’s continuous service terminates as a result of the optionholder’s disability or death, he or she will generally have twelve months to exercise (or for his or her estate to exercise) his or her options (to the extent that the optionholder was entitled to exercise such options as of the date of such termination), unless his or her option agreement provides otherwise. If an optionholder’s continuous service is terminated for misconduct, his or her options will immediately terminate, unless his or her option agreement provides otherwise. In no event may an optionholder or estate exercise an option past the expiration of its term as set forth in the option award agreement. The term of each option granted under the 2007 Plan will generally be seven years from the date of grant.

Automatic Options for Non-Employee Directors.  The 2007 Plan provides that in addition to any other options that non-employee directors may be granted, non-employee directors will automatically be granted options as follows: (i) an initial grant of options to acquire 10,000 shares and (ii) annual grants of options to acquire 5,000 shares. Initial and annual grants will vest as to one-twelfth (1/12th) of the total award each month so that the option is fully vested on the first anniversary of the grant. If an optionholder’s status as director terminates for any reason other than death, he or she will have 90 calendar days to exercise his or her options (to the extent that the optionholder was entitled to exercise such options as of the date of such termination). If an optionholder’s status as director terminates due to death, his or her estate will have twelve months to exercise his or her options (to the extent that the optionholder was entitled to exercise such options as of the date of such termination).

Acceleration of Option Awards.  The Board shall have the power to accelerate exercisability and/or vesting of any option granted pursuant to the 2007 Plan upon a Change in Control (as defined below) or upon the death, disability or termination of continuous service of an optionholder, notwithstanding any provision in any option agreement to the contrary.

Adjustment.  The maximum number of shares of Common Stock subject to the 2007 Plan, the maximum number of shares of Common Stock that can be granted to an employee during any fiscal year pursuant to options, and the number of securities and exercise or base price of securities subject to outstanding options will be appropriately and proportionally adjusted by the Board on account of mergers, consolidations, reorganizations, recapitalizations, reincorporations, stock splits, spinoffs, stock dividends, extraordinary dividends and distributions, liquidating dividends, combinations or exchanges of shares, changes in corporate structure or other transactions in which the Company does not receive any consideration (except that conversion of convertible securities of the Company shall not be treated as a transaction in which the Company does not receive any consideration). Subject to any required action by the stockholders, the Board shall make such adjustments and the Board’s determinations with respect to any adjustment will be final, binding and conclusive.

Effect of Change in Control.  In the event of a Change in Control (as defined below) other than a dissolution or liquidation of the Company, the Board or the board of directors of any surviving entity or acquiring entity may provide or require that the surviving or acquiring entity (a) assume or continue all or any part of the options outstanding under the 2007 Plan or (b) substitute substantially equivalent options for those outstanding under the 2007 Plan. If the outstanding options will not be so continued, assumed, or substituted, then with respect to options held by optionholders whose continuous service has not terminated, the Board in its discretion may (1) provide for payment of a cash amount in exchange for the cancellation of the options, (2) continue the options, or (3) terminate the options upon the consummation of the Change in Control, but only if optionholders have been permitted to exercise any portion of (including at the discretion of the Board, any unvested portion of) any option at or prior to the Change in Control. In the event of a Change in Control involving dissolution or liquidation of the Company, all outstanding options will terminate immediately prior to such dissolution or liquidation.

Definition of “Change in Control” means the occurrence of any of the following: (a) the sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, (b) a merger, consolidation or similar transaction involving the Company, (c) any person or group is or becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise, (d) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are either (i) Directors of the Company as of the date the Plan first becomes effective (ii) elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described above or in connection with an actual or threatened proxy contest relating to the election of Directors to the Company or (e) a dissolution or liquidation of the Company.

Amendment and Termination of the 2007 Plan.  The Board may amend, suspend or terminate the 2007 Plan in any respect and at any time, subject to stockholder approval, if such approval is required by applicable law or stock exchange rules. Further, any amendment or termination of the 2007 Plan will not materially impair the rights of any optionholder with respect to any options already granted to such optionholder without such optionholder’s consent.

Effective Date; Term of the 2007 Plan.  The 2007 Plan will become effective immediately upon its approval by the Company’s stockholders. Unless earlier terminated by the Board, the 2007 Plan will terminate on the day before the tenth anniversary of the date that the 2007 Plan is approved by the stockholders.

Tax Consequences of the 2007 Plan

The following discussion of the federal income tax consequences of the 2007 Plan is intended to be a summary of applicable federal law as currently in effect. Foreign, state and local tax consequences may differ and laws may be amended or interpreted differently during the term of the 2007 Plan or of options granted thereunder. Because the federal income tax rules governing options and related payments are complex and subject to frequent change, optionholders are advised to consult their individual tax advisors.

An optionholder is not taxed when a non-qualified stock option is granted. On exercise, however, the optionholder recognizes ordinary income equal to the difference between the option’s exercise price and the fair market value of the underlying Common Stock on the date of exercise. Any gain (or loss) on subsequent disposition of the shares of Common Stock acquired through exercise of an option is long-term capital gain (or loss) if the shares are held for at least one year following exercise.

Under Section 162(m) of the Internal Revenue Code, our ability to deduct compensation paid to our chief executive officer and the three other most highly paid executive officers (excluding the chief financial officer) in a particular year is limited to $1 million per person, except that compensation that is “performance-based,” as defined under Section 162(m), will be excluded for purposes of calculating the amount of compensation subject to this $1 million limitation. Our ability to deduct compensation paid to any other executive officer or employee is not affected by this provision.

Specific Benefits Under the 2007 Plan

The Company has not approved any awards that are conditioned upon stockholder approval of the proposed amendments. The Company is not currently considering any other specific award grants under the 2007 Plan. If the additional shares that will be available under the 2007 Plan if stockholders approve the proposed amendment had been available for award purposes in fiscal 2008, the Company expects that its award grants made in fiscal 2008 would not have been substantially different from those actually made in that year under the 2007 Plan. For information regarding share-based awards granted to the Company’s named executive officers during fiscal 2008, see the material under the heading “Grants of Plan-Based Awards in Fiscal 2008” below.

The closing market price for a share of the Company’s common stock on August 31, 2009 was $2.08 per share. The average price per share of options granted under the 2007 Plan from its inception through August 31, 2009 is $2.6703.

Aggregate Past Grants Under the 2007 Plan

As of August 31, 2009, awards covering 1,173,660 shares of the Company’s Common Stock had been granted under the 2007 Plan (net of cancelations). The following table shows information regarding the distribution of those awards among the persons and groups identified below, option exercises, option cancelations and option holdings as of that date.

	Number of
	Shares	Number
	Subject to	of Shares
	Past Option	Acquired	Number of Shares Underlying
Name and Position	Grants	on Exercise	Options as of August 31, 2009
			Exercisable	Unexercisable	Cancelations

Executive Group:
Felix Marx Chief Executive Officer and Director	129,800	—	11,183	118,617	0
Stephan Rohaly Vice President Finance and Chief Financial Officer	137,800	—	8,100	129,700	0
Eang Sour Chhor Executive Vice President, Strategy, Marketing and Engineering	40,000	—	13,333	0	26,667
Lawrence Midland Executive Vice President and President, Hirsch subsidiary	40,000	—	0	40,000	0
Dr. Manfred Mueller	28,500	—	7,498	21,002	0

Executive Vice President, Strategic Sales and Business Development
Total for Executive Group:	376,100	—	40,114	309,319	26,667

Non-Executive Director Group:
Dr. Hagen Hultzsch	10,000	—	—	0	10,000
Steven Humphreys	10,000	—	10,000	0	0
Werner Koepf	10,000	—	10,000	0	0
Dr. Hans Liebler	10,000	—	10,000	0	0
Douglas Morgan	10,000	—	3,333	6,667	0
Simon Turner	10,000	—	10,000	0	0

Total for Non-Executive Director Group:	60,000	—	43,333	6,667	10,000

Each other person who has received 5% or more of the options under the 2007 Plan	—	—	—	—	—
All employees who are not executive officers or directors, as a group	852,958	—	65,722	708,505	78,731

Total	1,289,058	—	149,169	1,024,491	115,398

Messrs. Koepf, Midland and Turner are nominees for re-election as a director at the Annual Meeting.

Equity Compensation Information for Plans

For a description of the equity compensation information for plans, see the table under the section entitled “Equity Compensation Plan Information” within this Proxy Statement.

Required Vote

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on Proposal No. 3 is required for approval of the amendment to the 2007 Plan described above. Under the rules of the NASDAQ, brokers are prohibited from giving proxies to vote on equity compensation plan matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 3 if you want your broker to vote your shares on the matter. If stockholders do not approve this 2007 Plan proposal, then the current share limits under, and other terms and conditions of, the 2007 Plan will continue in effect.

Recommendation of the Board of Directors

The Board believes that Proposal No. 3 is in the Company’s best interests and in the best interests of its stockholders and recommends a vote FOR the amendment to increase the number of shares reserved for issuance under the SCM Microsystems 2007 Stock Option Plan.

PROPOSAL NO. FOUR

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Audit Committee has appointed Deloitte & Touche, an independent registered public accounting firm, as our independent registered public accountants, to audit our financial statements for the current year ending December 31, 2009. Deloitte & Touche has audited our consolidated financial statements since 1999. At the 2009 Annual Meeting, our stockholders are being asked to ratify the appointment of Deloitte & Touche as our independent registered public accountants to audit our financial statements for the current fiscal year ending December 31, 2009. We do not expect that a representative of Deloitte & Touche will be available at the Annual Meeting.

Stockholder ratification of the selection of Deloitte & Touche as our independent registered public accountants is not required by our Bylaws or any other applicable legal requirement. However, the Board is submitting the selection of Deloitte & Touche to the stockholders for ratification as a matter of good corporate practice. In the event that our stockholders fail to ratify the appointment of Deloitte & Touche as independent registered public accountants to audit our financial statements for the current year ending December 31, 2009, our Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The aggregate fees billed or to be billed to us for the following professional services for the fiscal years ended December 31, 2008 and December 31, 2007 from Deloitte & Touche, our independent registered public accountants, are as follows:

	2008	2007

Audit Fees	$525,035	$582,534
Audit-Related Fees	132,400	—
Tax Fees	81,900	49,616
All Other Fees	—	—

Total	$739,335	$632,150

Audit Fees.  Audit fees include fees associated with the audit and review of our annual financial statements included in our Annual Report on Form 10-K, reviews of those financial statements included in our quarterly reports on Form 10-Q and services provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Audit-related fees principally include fees for the audits of subsidiaries, due diligence procedures, registration statements and consultations on accounting and auditing matters. Audit-related fees in 2008 related to the preparation of materials used in the registration statement prepared regarding the acquisition of Hirsch.

Tax Fees.  Tax fees principally include assistance with preparation of federal, state and foreign tax returns, tax compliance, tax planning, tax advice and tax consulting.

All Other Fees.  Represents fees for all other services, including Sarbanes-Oxley consultation and training.

Independent Registered Public Accountants

The appointment of our independent registered public accountants is approved annually by the Audit Committee of our Board of Directors. Deloitte & Touche, an independent registered public accounting firm, has been our auditor since 1999 and was our independent registered public accountants for fiscal year 2008. The Audit Committee of our Board of Directors has appointed Deloitte & Touche as our independent registered public accountants for the fiscal year ending December 31, 2009.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accountants

In accordance with the charter of the Audit Committee of our Board of Directors, the Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accountants, including the estimated fees and other terms of any such engagement. In certain circumstance, the Audit Committee may provide subsequent approval of non-audit services not previously approved. Services provided by our independent registered public accountants may include audit services, audit-related services, tax services and other services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee. The Audit Committee considers whether such audit or non-audit services are consistent with the Securities and Exchange Commission rules on auditor independence. The Audit Committee has determined that the services provided by Deloitte & Touche as set forth herein are compatible with maintaining Deloitte & Touche’s independence. All audit, audit-related, tax and other fees set forth in the table above were pre-approved pursuant to this policy.

Vote Required

The affirmative vote of the holders of a majority of the Votes Cast (as defined under “Voting Procedures” on page 2 of this proxy statement) will be required to approve the proposed ratification of Deloitte & Touche as our independent registered public accountants, to audit our financial statements for the current year ending December 31, 2009. Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to the proposal. Accordingly, abstentions will have the same effect as a vote against the proposal.

Recommendation of the Board of Directors

The Board believes that Proposal No. 4 is in the Company’s best interests and in the best interests of its stockholders and recommends a vote FOR the ratification of the appointment of Deloitte and Touche to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our financial reporting processes, system of internal control, process for monitoring compliance with laws and regulations, audit process and standards of business conduct. The Audit Committee manages the relationship with our independent registered public accountants, who report directly to the Audit Committee. The Audit Committee also oversees the Internal Audit and Sarbanes-Oxley Compliance functions of SCM, which report directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to allocate appropriate funding, as determined by the Audit Committee, for such advice and assistance.

The Audit Committee has reviewed and discussed with management the audited financial statements of SCM for the fiscal year ended December 31, 2008. The Audit Committee also has discussed with Deloitte & Touche, our independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Furthermore, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independence of Deloitte & Touche with that firm, including whether the provision of other non-audit services by Deloitte & Touche to the Company is compatible with the auditors’ independence.

In performing all these functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of our management and independent registered public accountants. Management has primary responsibility for preparing the Company’s financial statements and for the Company’s financial reporting process. The Company’s independent auditors, Deloitte & Touche, are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America. In reliance on the reviews and discussions referred to in this report, and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal years ended December 31, 2008 be included for filing with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and the Board of Directors has approved such inclusion.

Each of the members of the Audit Committee is independent as defined under the listing standards of NASDAQ.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Simon Turner, Chairman
Steven Humphreys
Douglas Morgan

1 The Audit Committee Report will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that our Company specifically incorporates such report by reference, and such report will not otherwise be deemed to be soliciting material to be filed under such Acts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership

The table below sets forth information known to us as of August 31, 2009 with respect to the beneficial ownership of our common stock by:

(1) each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

(2) each of our directors and director nominees;

(3) each of the Named Executive Officers (Felix Marx, Stephan Rohaly, Eang Sour Chhor and Manfred Mueller); and

(4) all of our directors, Named Executive Officers and current executive officers, as a group.

Except as otherwise indicated, and subject to applicable community property laws, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares held by them. Applicable percentage ownership in the following table is based on 25,134,985 shares of our common stock outstanding as of August 31, 2009.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of August 31, 2009 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person.

Unless specified below, the mailing address for each individual, officer or director is c/o SCM Microsystems, Inc., Oskar-Messter-Str. 13, 85737 Ismaning, Germany.

	Shares of Common
	Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage

Lincoln Vale European Partners Master Fund, LP(1)	1,545,692	6.2%
55 Old Bedford Road Lincoln, MA 01773
Ayman Ashour/Bluehill ID AG(2) Dufourstrasse 121 St. Gallen, Switzerland CH-9001	1,305,004	5.2%
Royce & Associates, LLC(3)	1,261,880	5.0%
1414 Avenue of the Americas New York, NY 10019
Dimensional Fund Advisors, Inc.(4)	1,165,213	4.6%
Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746
Dr. Hans Liebler(5)	1,555,692	6.2%
Lawrence W. Midland(6)	1,257,600	5.0%
Douglas J. Morgan(7)	274,374	1.1%
Stephan Rohaly(8)	127,803	*
Manfred Mueller(9)	112,295	*
Steven Humphreys(10)	108,194	*
Werner Koepf(11)	65,081	*
Simon Turner(12)	55,700	*
Felix Marx(13)	37,425	*
Eang Sour Chhor(14)	0	—
All directors and executive officers as a group (9 persons)(15)	1,934,387	7.6%

*	Less than one percent.

(1)	Based solely on information contained in an Annual Report on Form 10-K, as filed with the SEC on March 13, 2009.

(2)	Based solely on information reported to the German Federal Financial Supervisory Authority (“BaFin”), Bluehill ID AG held 1,201,004 shares of SCM common stock as of May 7, 2009. Ayman Ashour is the Chief Executive Officer and Chairman of Bluehill ID AG and may be deemed to be a beneficial owner of the shares held by Bluehill. Additionally, Mr. Ashour directly owns 104,000 shares of SCM common stock received in exchange for 52,000 shares of Hirsch common stock following SCM’s merger with Hirsch. Further, an affiliate of Mr. Ashour, Newton International Management, LLC, owns a warrant to purchase 9,923 shares of SCM common stock and, in connection with Mr. Ashour’s service as a director of Hirsch in 2008, Mr. Ashour also was granted a warrant to purchase an additional 9,923 shares of SCM common stock, equivalent to an additional 3,000 shares of Hirsch common stock. Mr. Ashour may be deemed to be a beneficial owner of the warrants held by Newton International Management, LLC. Ayman Ashour served as a director of Hirsch from April 20, 2007 until his resignation as a director of Hirsch on November 17, 2008. Because the warrants to purchase SCM common stock are not exercisable for three years following the merger, they are not reflected in the table above.

(3)	Based solely on information contained in a Schedule 13-F filed with the SEC for the period ended June 30, 2009.

(4)	Based solely on information contained in a Schedule 13-F filed with the SEC for the period ended June 30, 2009.

(5)	Includes options to purchase 10,000 shares of SCM common stock exercisable within 60 days. Dr. Liebler is a founder and member of the investment committee of Lincoln Vale European Partners Master Fund, LP. As a result of his affiliation with Lincoln Vale European Partners Master Fund, LP, Dr. Liebler may be deemed to be a beneficial owner of the shares held by Lincoln Vale European Partners Master Fund, LP and may have shared voting and investment power with respect to such shares. Dr. Liebler disclaims beneficial ownership of or any pecuniary interest in such shares.

(6)	Includes 1,239,600 shares held by the Midland Family Trust Est. Jan 29, 2002, 5,200 shares of SCM common stock held by Mr. Midland as custodian for Ashley Marie Midland, 6,000 shares of SCM common stock held as custodian for Alison Midland, 4,000 shares of SCM common stock held as custodian for Taylor Ann Midland and 2,800 shares of SCM common stock held as custodian for Madison Kathleen Midland. As a result of the merger of SCM and Hirsch, Mr. Midland also beneficially owns warrants to purchase 628,800 of SCM common stock, which are not exercisable until April 30, 2012, and 40,000 options to shares of SCM common stock that are not exercisable within 60 days and are not included in the table above.

(7)	Includes options to purchase 4,166 shares of SCM common stock exercisable within 60 days. Additionally, Mr. Morgan owns warrants to purchase 152,950 shares of SCM common stock, which are not exercisable until April 30, 2009 and are not included in the table above. Of the shares beneficially owned by Mr. Morgan, 50,000 are held by Performance Strategies Inc. Profit Sharing Plan & Trust, of which Mr. Morgan is a trustee. In addition, of the warrants to purchase shares of SCM stock, 25,000 are held by Performance Strategies Inc. Profit Sharing Plan & Trust.

(8)	Includes options to purchase 106,550 shares of SCM common stock exercisable within 60 days.

(9)	Includes options to purchase 93,348 shares of SCM common stock exercisable within 60 days.

(10)	Includes options to purchase 56,415 shares of SCM common stock exercisable within 60 days.

(11)	Includes options to purchase 25,000 shares of SCM common stock exercisable within 60 days.

(12)	Includes options to purchase 50,000 shares of SCM common stock exercisable within 60 days.

(13)	Consists of options to purchase of 37,425 shares of SCM common stock exercisable within 60 days.

(14)	Mr. Chhor resigned from the Company effective June 30, 2009 and his options were canceled as of September 29, 2009.

(15)	Includes an aggregate of 272,188 options exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of a registered class of our equity securities (“10% stockholders”), to file reports on Forms 4 and 5 reflecting transactions affecting their beneficial ownership of our equity securities with the Securities and Exchange Commission and with the National Association of Securities Dealers. Such officers, directors and 10% stockholders are also required by the Securities and Exchange Commission’s rules and regulations to provide us with copies of all such reports on Forms 4 and 5 that they file under Section 16(a) of the Exchange Act.

Based solely on our review of copies of such reports on Forms 4 and 5 received by us, and on written representations from our officers, directors and the 10% stockholders known to us, we believe that, during the period from January 1, 2008 to December 31, 2008, our executive officers, directors and the 10% stockholders known to us filed all required reports under Section 16(a) of the Exchange Act on a timely basis.

EXECUTIVE OFFICERS

Information concerning our current and former executive officers, including their backgrounds and ages as of August 31, 2009, is set forth below. All executive officers hold their positions for an indefinite term and serve at the pleasure of our Board of Directors.

Current Officers:

Felix Marx, 42 Chief Executive Officer and Director	Felix Marx has served as Chief Executive Officer and as a director of the Company since October 2007. Previously, from 2003 to October 2007, Mr. Marx held a variety of management positions with NXP Semiconductors, a specialty semiconductor manufacturer for the smart card industry. Most recently, he served as General Manager of NXP’s Near Field Communication business. Prior to this, Mr. Marx served as General Manager of NXP’s Contactless & Embedded Security business. From 2002 to 2003, Mr. Marx was a business consultant with Team Training Austria. Prior to this, he worked for several years in the data and voice networking sector, where he held various sales, marketing, product management and business line management positions with companies including Global One Telecommunications and Ericsson. He holds a bachelor’s degree in engineering from the Technical Academy in Vienna and a Master of Advanced Studies in Knowledge Management from Danube University in Austria.

Stephan Rohaly, 44 Vice President Finance, Chief Financial Officer	Stephan Rohaly has served as Vice President Finance and Chief Financial Officer since March 2006 and served as a director of the Company from August 2007 through April 2009. Mr. Rohaly also served as Acting Chief Executive Officer from July 2007 to October 2007. Before joining SCM, from February 2003 to February 2006, Mr. Rohaly was Director of Corporate Finance at Viatris, a German pharmaceutical firm. From July 1995 to December 2002, he served as Business Unit and Finance & Administration Director for Nike Germany. Prior to Nike, Mr. Rohaly was Symantec’s Finance & Administration Officer for Central and Eastern Europe. He received his MBA degree from Rice University, and holds a Bachelor of Science and Business Administration, Magna Cum Laude in Mathematics and Computer Information Systems Management from Houston Baptist University.

Lawrence W. Midland, 67 Executive Vice President, President of Hirsch Subsidiary and Director	Lawrence Midland has served as Executive Vice President, Hirsch Business division and as a director of SCM since May 2009, having been appointed to these positions following the completion of the merger of Hirsch Electronics and SCM. Previously, Mr. Midland was President of Hirsch, which he co-founded in August 1981, and for which he served as a director. Mr. Midland became President and Chairman of the board of Hirsch in March 1986 and held those positions continuously until the completion of the merger. Mr. Midland previously served as president of several companies which were all sold profitably, including Retirement Inns of America, Pension Properties Trust, a California REIT, and Pension Administrative Services. Previously Mr. Midland also held various sales positions in investment related activities following his employment as a field engineer with Shell Oil Company. He holds a B.S. degree in Physics (With Distinction) from the University of Oklahoma and an M.B.A. degree from Pepperdine University.

Dr. Manfred Mueller, 39 Executive Vice President, Strategic Sales and Business Development	Dr. Manfred Mueller has served as Executive Vice President, Strategic Sales and Business Development since March 2008. He joined SCM Microsystems in August 2000 as Director of Strategic Business Development. From July 2002 to July 2005, he served as Director of Strategic Marketing. He was appointed Vice President of Strategic Business Development in July 2005. He served as Vice President Marketing from February 2006 to April 2007, at which time he was named Vice President Sales, EMEA. Prior to SCM, from August 1998 to July 2000, Dr. Mueller was Product Manager and Business Development Manager at BetaResearch GmbH, the digital TV technology development division of the Kirch Group. Dr. Mueller holds masters and Ph.D degrees in Chemistry from Regensburg University in Germany and an MBA from the Edinburgh Business School of Heriot Watt University in Edinburgh, Scotland.

Former Officers:

Eang Sour Chhor, 45 Executive Vice President, Strategy, Marketing and Engineering	Eang Sour Chhor served as Executive Vice President Strategy, Marketing and Engineering from February 2008 until his resignation effective July 2009. Prior to joining SCM, from March 2001 to January 2008, Mr. Chhor held a variety of management positions with Philips Semiconductors and NXP Semiconductors, a company created by Philips Semiconductors. Prior to NXP, from 1998 to 2001 Mr. Chhor held a variety of management positions with Philips Consumer Electronics. Mr. Chhor holds a bachelor’s degree in electronics engineering from the University of Technology in Cachan, France and an MBA from HEC School of Management in Paris, France.

To our knowledge, there are no family relationships between any of our executive officers and any of our directors or other executive officers.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy/Objectives

The primary goals of SCM’s compensation program, including our executive compensation program, are to attract and retain employees whose abilities are critical to the Company’s long-term success and to motivate employees to achieve superior performance.

To achieve these goals, SCM attempts to:

•	offer compensation packages that are competitive regionally and that provide a strong base of salary and benefits;

•	maintain a portion of total compensation at risk, particularly in the case of our executive officers, with payment of that portion tied to achievement of specific financial, organizational or other performance goals; and

•	reward superior performance.

Our compensation program includes salary, performance-based quarterly and annual bonuses, long-term incentive compensation in the form of stock options and various benefits and perquisites.

Role of the Compensation Committee

Our Compensation Committee oversees all aspects of executive compensation. The Compensation Committee plays a critical role in establishing SCM’s compensation philosophy and in setting and amending elements of the compensation package offered to our Named Executive Officers. In 2008, SCM’s Named Executive Officers included Felix Marx, Chief Executive Officer; Stephan Rohaly, Chief Financial Officer; Eang Sour Chhor, Executive Vice President, Strategy, Marketing and Engineering; and Manfred Mueller, Executive Vice President, Strategic Sales and Business Development. Mr. Chhor resigned from the Company Effective June 2009 and Mr. Midland joined the Company in May 2009 as Executive Vice President and President of our Hirsch subsidiary.

On an annual basis, or as required in the case of promoting or hiring an executive officer, the Compensation Committee determines the compensation package to be provided to our Chief Executive Officer, our other executive officers and our directors. On an annual basis, the Compensation Committee undertakes a review of the base salary, bonus targets and equity awards of each of our Named Executive Officers. This review entails an evaluation of their respective compensation based on the Compensation Committee’s overall evaluation of their performance toward the achievement of the Company’s financial, strategic and other goals, with consideration given to comparative executive compensation data, primarily from a small group of companies of similar size and within a similar segment of the security industry to SCM (as described in more detail below). Based on its review, from time to time the Compensation Committee has increased the salary, potential bonus amounts and/or equity awards for our executive officers, based upon the performance of the executive officer, a change in scope of an executive officer’s responsibilities and/or as a competitive practice based on a review of compensation at companies that are similar to ours.

Overview of Compensation Program

SCM was originally formed in Germany in 1990 and has continued to have an active presence in Germany and throughout Europe in our target product markets. Since our initial public offering in October 1997, our common stock has been dually traded on the NASDAQ Stock Market and the Frankfurt Stock Exchange, previously on the Neuer Market and now on the Prime Standard. As a result, although we are a small company, we have maintained a relatively high level of visibility in the European marketplace and German financial markets. Additionally, for the past several years, the majority of our executive staff has operated from our European headquarters in Ismaning, Germany, which has served as our corporate headquarters since late 2006. Currently, the majority of SCM’s executive officers operate from our headquarters in Germany, with the exception of Lawrence Midland, who heads our Hirsch business division based in Santa Ana, California. The concentration of management in Germany directly influences our executive compensation program.

We do not employ an overall model or policy to allocate among the compensation elements we utilize. In general, we employ cash bonuses to motivate and reward our executive officers for the achievement of annual and quarterly or other short-term performance objectives and we employ annual grants of stock options that vest over time to motivate and reward contributions to the Company’s performance over the longer term. From time to time, however, we also utilize stock options with shorter vesting periods to provide additional incentives for the achievement of short-term objectives that are seen as critical to our success.

We believe that our compensation practices, as described below, allow us to achieve an appropriate balance of compensation elements for our executive officers that support our overall compensation program goals.

Compensation Elements

Base Salary.  Base salary provides fixed compensation based on competitive market practice and is intended to acknowledge and reward core competence in the executive role relative to skills, experience and contributions to the Company. Base salaries for executives are reviewed annually, and more frequently when there are any changes in responsibilities.

The Compensation Committee reviewed base salary levels for Mr. Marx, Mr. Rohaly and Dr. Mueller at the beginning of 2008 as part of its annual review of executive compensation. The committee did not review the salary of Mr. Chhor, as his compensation had recently been set prior to his joining the Company in February 2008. In conducting their reviews, the Compensation Committee (1) gave consideration to each officer’s salary history with previous employers; (2) considered informal data on salaries of executive officers in similar positions based on general comparative data for the technology industry from the Economic Research Institute and Salary.com, although the Company did not benchmark with respect to comparative data; (3) reviewed specific salary data for the chief executive officers and chief financial officers at two companies the Compensation Committee considered to be most comparable in size and industry focus to the company, Vasco Data Security and ActivIdentity, although the Company did not benchmark with respect to comparative data; (4) relied on the professional experience of the Compensation Committee and Board members related to compensation practices in Europe; (5) considered the recommendations of Mr. Marx in the case of Mr. Rohaly and Dr. Mueller, based primarily on their respective performance reviews; (6) considered the scope of responsibility, prior experience and past performance of each officer; and (7) considered the specific needs of SCM at the time and in the foreseeable future.

Based on its evaluation, in February 2008 the Compensation Committee approved one-time incentive stock option grants for Mr. Marx and Mr. Rohaly in lieu of annual salary increases, in order to bring equity compensation for these principal officers into alignment with peer companies, including ActivIdentity and Vasco Data Security, and to better align the interests of these executives with those of the Company’s stockholders. The Compensation Committee also approved the promotion of Dr. Mueller from Vice President Sales, EMEA to Executive Vice President, Strategic Sales and Business Development, and approved an increase in his annual base salary from €150,000 to €168,000 in light of his anticipated responsibilities for 2008. The new salary level for Dr. Mueller was effective as of April 1, 2008.

In December 2008, the Compensation Committee reviewed the base salary level of Mr. Marx and approved an increase in his annual base salary from €240,000 to €280,000, effective November 1, 2008. The increase was made based on Mr. Marx’s performance against objectives set by the Compensation Committee related to establishing a strategic plan for SCM and putting in place programs and resources to achieve growth. These objectives were to create and execute a plan for SCM to enter the contactless smart card reader market with new products and programs and to identify and negotiate with appropriate merger and acquisition candidates to accelerate the Company’s revenue generation and increase our operating scale.

Incentive Cash Bonuses.  Incentive cash bonuses are intended to motivate and reward executives for their contributions towards achieving corporate performance targets as well as specific corporate objectives that support the Company’s short-term goals. During 2008, our primary goal was operating profitability, with focus both on revenue generation and on cost and expense containment. Therefore, incentive bonuses in 2008 were designed to reward corporate operational performance alone.

On February 6, 2008, the Board of Directors approved an Executive Bonus Plan for 2008 (the “2008 Plan”) as recommended by the Compensation Committee. The 2008 Plan was effective as of January 1, 2008 and was unchanged from the previous year. Payments under the 2008 Plan were based both on the achievement of quarterly and annual operating profit goals by the Company. Under the Plan, operating profit is defined as gross margin, less research and development, sales and marketing, and general and administrative expenses, as well as various expenses determined by the Company to be extraordinary. No such extraordinary expenses were excluded from the calculation of operating profit in 2008.

Executive officers eligible to participate in the 2008 Plan with respect to both the quarterly and annual bonus components were Mr. Marx, Mr. Rohaly and Mr. Chhor. As part of his employment agreement signed in January 2008, Mr. Chhor was guaranteed a quarterly bonus payment for the first quarter of 2008, prorated for his February 1, 2008 start date.

Because of his sales role, Dr. Mueller was eligible to participate in the annual component of the 2008 Plan only, and was eligible to receive quarterly bonus payments under the Company’s Sales Commission Plan, which is described under “Incentive Cash Payouts under the Sales Commission Plan” below.

Quarterly Component.  Under the quarterly bonus component of the 2008 Plan, executive officers of the Company were eligible to receive quarterly cash bonuses amounting to 10% of their respective annual base salaries, if the Company achieved positive operating profit for that quarterly period. The maximum amount that any executive officer could earn in quarterly bonus payments in the fiscal year was 40% of his respective annual base salary.

Annual Component.  Under the annual bonus component of the 2008 Plan, executive officers were eligible to receive additional variable bonuses amounting to between 20% and 40% of their respective annual base salaries, based upon the achievement by the Company of the following annual operating profit targets:

•	20% of annual base salary would be paid if the Company recorded at least $1.0 million of annual operating profit;

•	30% of annual base salary would be paid if the Company recorded at least $1.5 million of annual operating profit; and

•	40% of annual base salary would be paid if the Company recorded at least $2.0 million of annual operating profit.

The maximum amount that any executive officer could earn in combined quarterly and annual bonus payments under the 2008 Plan in the fiscal year was 80% of his respective annual base salary.

Incentive Cash Payouts under the 2008 Plan.  The Company did not achieve positive operating profit in any of the four quarterly periods of 2008, and no cash bonuses were awarded under the 2008 Plan for these periods. The Company did not achieve positive operating profit for the full year 2008, and no cash bonuses were awarded under the annual component of the 2008 Plan. As noted above, Mr. Chhor was paid a guaranteed bonus amounting to 10% of his annual base salary for the first quarter of 2008, prorated for his February 1, 2008 start date, as specified in his employment agreement.

Incentive Cash Payouts under the Sales Commission Plan.  As noted above, during 2008 Dr. Mueller was eligible to receive quarterly cash awards under the Company’s Sales Commission Plan. Under this plan, for each of the four quarters of 2008, Dr. Mueller was eligible to receive a quarterly bonus payment of up to 10% of his then-current annual base salary based on 100% achievement of quarterly revenue goals and individual objectives. Two-thirds of this potential bonus amount was based on the achievement of at least 75% of quarterly revenue targets set forth in the Company’s budget and sales forecasts as approved by the Board for each year, and one-third was based upon the achievement of personal quarterly objectives as approved by the Compensation Committee for each quarter. Additionally, if revenue targets were achieved above the 100% level in any quarter, then Dr. Mueller’s potential bonus for that quarter would be increased by an additional 2.5% for every percentage point achieved above 100%. At 100% achievement of quarterly revenue targets, Dr. Mueller’s target quarterly bonus was €10,000 for revenue generation and €5,000 for individual objectives for the first quarter of 2008, and €11,200 for revenue generation and €5,600 for individual objectives for the second, third and fourth quarters of 2008.

The revenue target for Dr. Mueller in the first quarter of 2008 was $2.7 million. Individual objectives for Dr. Mueller in the first quarter of 2008 included meeting with key strategic partner targets; setting up sales and marketing programs and engaging new distributors in new geographic regions; and setting up a framework to market and sell new USB token products, including creating a business plan, cultivating strategic partners, developing a sales channel and developing marketing collateral. For the first quarter of 2008, Dr. Mueller achieved 88% of his revenue target, resulting in a payout of 70.8% under the revenue portion of the plan, and he achieved 100% of his personal objectives. This resulted in an aggregate payout equal to 80.5% of his target award, or €12,082.

The revenue target for Dr. Mueller in the second quarter of 2008 was $3.1 million. Individual objectives for Dr. Mueller in the second quarter of 2008 included managing strategic partner relationships to support the development of a new USB token business; continue to develop and manage the distribution channel for the Company’s eHealth terminals, including the creation and monitoring of pilot deployments; and manage strategic partner relationships aimed at the e-passport market. For the second quarter of 2008, Dr. Mueller achieved 90% of his revenue target, resulting in a payout of 75.1% under the revenue portion of the plan, and he achieved 100% of his personal objectives. This resulted in an aggregate payout equal to 83.4% of his target award, or €14,013.

The revenue target for Dr. Mueller in the third quarter of 2008 was $3.1 million. Individual objectives for Dr. Mueller in the third quarter of 2008 included managing strategic partner relationships to support the development of a new USB token business and securing volume orders for the USB products; finalizing a global marketing strategy for the Company’s CHIPDRIVE products; and transferring all EMEA sales activities to a newly hired regional sales executive. For the third quarter of 2008, Dr. Mueller achieved 69% of his revenue target, resulting in a payout of 0% under the revenue portion of the plan, and he achieved 85% of his personal objectives. This resulted in an aggregate payout equal to 28.3% of his target award, or €4,760.

The revenue target for Dr. Mueller in the fourth quarter of 2008 was $11.0 million. Individual objectives for Dr. Mueller in the fourth quarter of 2008 included managing the USB token business and securing volume orders for the USB products; finalizing the business plan for 2009; expanding the global distribution channel as part of the Company’s strategy to expand sales into new geographic regions; and planning the 2009 launch of the CHIPDRIVE product line into the U.S. For the fourth quarter of 2008, Dr. Mueller achieved 82% of his revenue target, resulting in a payout of 54% under the revenue portion of the plan, and he achieved 74% of his personal objectives. This resulted in an aggregate payout equal to 61% of his target award, or €10,177.

Additional Performance Cash Bonuses.  In December 2008, the Compensation Committee approved the payment of a cash bonus of $333,333 to Mr. Marx to be paid out in March 2009, in recognition of his significant contributions to the Company and his performance in 2008, including his efforts to re-position the Company and to implement our growth strategy, and was contingent upon Mr. Marx’s continuing employment with us at the time of such payment.

Long-Term Equity Incentives.  Our stock option program is designed to attract, retain and reward talented employees and executives through long-term compensation that is directly linked to long-term performance. A significant number of our employees are in Germany and India, where stock options are not commonly awarded to non-executive employees, and we regard stock options as a competitive tool in our overall compensation program.

We grant equity incentives in the form of stock options to each of our executive officers, at the time of hiring, on an annual basis and from time to time as an incentive to achieve specific performance objectives. The exercise price of all options awarded is the closing price of our stock on the NASDAQ Stock Market on the date of grant. We believe stock options are an effective way to align executives’ interests with the interests of the Company’s stockholders because the stock options have value only to the extent that the price of the Company’s stock increases after the date of grant.

The number of stock options granted to newly hired executive officers is determined by the Compensation Committee, based on the Company’s historical practices and on the executive’s position. Initial options vest 1/4th after one year and then 1/48th per month for the next three years, such that they are fully vested after four years. Annual top-up grants are made based on the positive results of annual performance reviews and are generally in an amount ranging between 25% and 33% of the options received in the executive officer’s initial grant. Annual top-up grants vest at a rate of 1/48th per month over four years, commencing at the date of grant. If the executive officer terminates employment before the end of the vesting period, all unvested options are forfeited. As options are granted annually, some portion of an executive officer’s options vest each year, rewarding the executive for past service, while an often greater portion remains unvested, creating a long-term incentive to remain with the Company.

In February 2008, the Compensation Committee awarded Mr. Chhor an initial stock option grant of 40,000 shares of SCM common stock upon his joining the Company. At the time, the Compensation Committee also awarded special one-time incentive option grants to Mr. Marx and Mr. Rohaly. These awards were made in lieu of annual salary increases, to increase the long-term incentive portion of their overall compensation package in relation to salary, and to bring equity compensation for these officers into alignment with peer companies. In making its determination, the Compensation Committee reviewed salary and equity data for the chief executive officer and chief financial officer at six companies that operate in similar segments of the security industry to SCM, and which the committee believes are comparable for the purposes of compensation comparison. These companies included ActivIdentity, Entrust, L-1 Identity Solutions, Secure Computing (subsequently acquired by McAfee), Tumbleweed Communications (subsequently acquired by Axway Inc.) and Vasco Data Security.

In April 2008, the Compensation Committee awarded annual top-up grants to Mr. Marx and Mr. Rohaly of 19,800 shares and top-up and promotion grants of 6,500 and 14,000 shares, respectively, to Dr. Mueller. The Compensation Committee determined the amount to be granted to each executive officer based on his individual performance in past recent periods and in order to retain and motivate each executive in the future.

Benefits and Perquisites.  Because we have a strong regional presence in Germany and the majority of our executives and key employees have been based in Germany, we follow the standard European practice of providing either a company car or a car allowance to our executive officers in Germany. We lease BMW cars or provide a comparable allowance for our executive officers.

Retirement Payments.  On behalf of our executive officers in Germany, we make payments to a government-managed pension program, to government-managed or private health insurance programs, and in some cases for unemployment insurance, as mandated under German employment law.

Severance Benefits

We do not have a policy regarding severance or change of control agreements for our executive officers and historically have not offered severance as part of our employment contracts. Under standard employment practice in Germany, notice of termination is required to be given by either the employer or the employee, and the employer is required to continue to compensate the employee for salary and eligible bonus amounts during this period. The length of the notice period varies from company to company. Our policy for executive officers generally is to require a notice period of three to six months, following a trial period of initial employment of three to six months. The length of individual notice and trial periods for each executive officer is stated in his employment contract. In lieu of continuing the employment relationship for six months, our employment agreements provide that we can cash out the employee who has given notice. Alternatively, we can require that the employee continue to work his or her six month notice period. This practice is included in the majority of our employment agreements with our executive officers. Additionally, under German labor practices, terminated employees also are eligible to continue to receive health and unemployment insurance coverage, pension contributions, car leasing expenses or car allowance, or other benefits provided during their employment, for the duration of the notice period. Further, under German labor practices, terminated employees may also be entitled to receive quarterly or annual bonus payments, the amount of which would be determined based on a variety of factors, including the employee’s length of service and perceived contributions to past or future company performance, as well as other factors. Actual bonus payments for which individual employees may become eligible are determined at or following termination, and cannot be projected.

As is customary in Germany, we have entered into employment agreements with each of our Named Executive Officers. In connection with the merger of SCM and Hirsch, Mr. Midland has entered into an employment agreement with Hirsch, which became effective on the effective date of the merger, April 30, 2009. The terms of this agreement are discussed below under “Termination/Change in Control Payments.”

In July 2008, SCM Microsystems GmbH, a wholly-owned subsidiary of SCM, entered into supplemental employment agreements (the “Supplements”) with Mr. Marx and Mr. Rohaly in order to modify certain provisions regarding severance, notice periods and non-competition, primarily to provide them with severance packages comparable to other industry executives. The terms of both Supplements are discussed below under “Termination/Change in Control Payments.”

SUMMARY OF EXECUTIVE COMPENSATION IN 2008

Summary Compensation Table

The following table sets forth certain information with respect to the compensation of our Chief Executive Officer, Chief Financial Officer and the executive officers other than the CEO and CFO, based on total compensation earned during fiscal years 2008, 2007 and 2006, for their services with us in all capacities during the 2008, 2007 and 2006 fiscal years.

						Non-Equity
						Incentive
					Option	Plan
					Awards	Compensation		All Other
Name and Principal Position	Year	Salary	Bonus		(1)(2)	(5)		Compensation		Total

Felix Marx	2008	$363,607	$333,333	(3)	$51,458	—		$47,070	(13)	$795,468
Chief Executive	2007	$66,219	—		$2,973	$27,264	(6)	$8,469	(14)	$104,925
Officer(22)(23)	2006	—	—		—	—		—		—
Stephan Rohaly	2008	$354,659	—		$58,671	—		$30,682	(15)	$444,012
Chief Financial	2007	$313,065	$50,000	(4)	$116,845	$62,059	(7)	$34,385	(16)	$576,354
Officer(22)(24)	2006	$200,896	—		$27,303	$57,353	(8)	$19,693	(17)	$305,245
Eang Sour Chhor	2008	$243,984	—		$12,175	$18,717	(9)	$37,753	(18)	$312,629
Executive Vice	2007	—	—		—	—		—		—
President, Strategy, Marketing and Engineering(22)(25)	2006	—	—		—	—		—		—
Dr. Manfred Mueller	2008	$241,658	—		$22,087	$60,552	(10)	$37,311	(19)	$361,608
Executive Vice	2007	$202,211	$30,000	(4)	$68,927	$56,229	(11)	$33,283	(20)	$390,650
President Strategic Sales and Business Development(22)	2006	$178,386	—		$19,797	$35,637	(12)	$35,133	(21)	$268,953

Option Awards

(1)	The amounts in this column represent the expense recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123(R). These amounts may reflect options granted in years prior to 2008. Option expense figures are calculated using the Black-Scholes-Merton valuation model using the following assumptions: a dividend rate of zero, an interest rate for the expected life of the option at the date of grant, an expected option life of 4.00 years, and volatility based on historical averages at the date of grant. See Note 2 to the Consolidated Financial Statements for the period ended December 31, 2008 for more information about how we account for stock-based compensation.

(2)	Reflects both time-based initial or annual options as well as performance-based options to purchase shares of the Company’s stock granted under our 1997 Stock Option Plan, our 2000 Stock Option Plan and our 2007 Stock Option Plan, as discussed in Compensation Discussion and Analysis under “Compensation Elements: Long-Term Equity Incentives.”

Bonus

(3)	Reflects special performance bonus in recognition of Mr. Marx’s contributions to the Company and his performance in 2008, including his efforts to re-position the Company and to implement its growth strategy.

(4)	Reflects special performance bonuses based on expanded responsibilities during the period following the departure of our former CEO in July 2007 until the hiring of our current CEO in late October 2007.

Non-Equity Incentive Plan Compensation

(5)	For 2008, reflects cash bonus awards earned under the Company’s 2008 Plan, and in the case of Dr. Mueller, awards earned both under our 2008 Plan and our Sales Commission Plan. For 2007, reflects cash bonus awards earned under the Company’s 2007 Executive Bonus Plan, and in the case of Dr. Mueller, awards earned both under our 2007 Plan and our Sales Commission Plan. For 2006, reflects cash bonus awards earned under the Company’s Management by Objective program, in the case of Messrs. Rohaly and Mueller. These plans are discussed in Compensation Discussion and Analysis under “Compensation Elements — Incentive Cash Bonuses.”

(6)	Reflects a cash bonus of €18,581, or 10% of Mr. Marx’s annual base salary as prorated for his service from late October through the end of 2007, based on the achievement of operating profit in the fourth quarter of 2007, as determined under the Company’s 2007 Executive Bonus Plan.

(7)	Reflects quarterly bonus awards of €20,000 and €24,000, or 10% of Mr. Rohaly’s annual base salary for the first and fourth quarters of 2007, respectively, based on the achievement of operating profitability in those quarters, as determined under the Company’s 2007 Executive Bonus Plan.

(8)	Reflects quarterly performance bonus awards paid to Mr. Rohaly under the Company’s Management by Objective program.

(9)	Reflects guaranteed bonus payment of €12,000, or 10% of Mr. Chhor’s annual base salary, prorated for his February 1, 2008 start date, as specified in Mr. Chhor’s employment agreement.

(10)	Reflects quarterly cash awards totaling €41,032 for the four quarters of 2008 under the Company’s Sales Commission Plan, as discussed in Compensation Discussion and Analysis under “Compensation Elements: Incentive Cash Payouts under the Sales Commission Plan.”

(11)	Reflects a quarterly bonus award of €14,500, or 10% of Dr. Mueller’s annual base salary, based on the achievement of operating profitability in the first quarter of 2007 as determined under the Company’s 2007 Executive Bonus Plan. Also reflects quarterly cash awards totaling €26,133 for the second, third and fourth quarters of 2007, during which periods Dr. Mueller was eligible to receive cash awards under SCM’s Sales Commission Plan.

(12)	Reflects quarterly performance bonus awards under the Company’s Management by Objective program and a discretionary bonus awarded to Dr. Mueller for the third quarter of 2006.

All Other Compensation

(13)	Reflects payments of €7,750, and €24,887 made on Mr. Marx’s behalf in 2008 for a rental apartment near SCM’s offices in Germany, as Mr. Marx’s home is in Austria, and car leasing and insurance expenses, respectively.

(14)	Reflects payments of €1,761 and €4,180 made on Mr. Marx’s behalf in 2007 for travel between SCM’s offices in Germany and Mr. Marx’s home in Austria, and car leasing and insurance expenses, respectively.

(15)	Reflects payments of €319 and €20,559 made on Mr. Rohaly’s behalf in 2008 for pension and employee saving contributions, and car leasing and insurance expenses, respectively.

(16)	Reflects payments of €3,454, €1,803 and €20,156 made on Mr. Rohaly’s behalf in 2007 for pension and employee saving contributions, health and unemployment insurance, and car leasing expenses, respectively.

(17)	Reflects payments of €3,504, €2,339 and €9,807 made on Mr. Rohaly’s behalf in 2006 for pension and employee saving contributions, health and unemployment insurance, and car allowance and leasing expenses, respectively.

(18)	Reflects payments of €10,078 made on Mr. Chhor’s behalf in 2008 for travel between SCM’s offices in Germany and Mr. Chhor’s home in France for February through July 2008 and living allowance August through December 2008; and payments made on Mr. Chhor’s behalf in 2008 of €9,859 and €5,400 for pension contributions and health and unemployment insurance, and car allowance, respectively.

(19)	Reflects payments of €10,431 and €14,824 made on Dr. Mueller’s behalf in 2008 for pension and employee saving contributions and health and unemployment insurance, and car leasing and insurance expenses, respectively.

(20)	Reflects payments of €6,588, €3,967 and €13,945 made on Dr. Mueller’s behalf in 2007 for pension and employee saving contributions, health and unemployment insurance, and car leasing expenses, respectively.

(21)	Reflects payments of €6,462, €4,502 and €17,227 made on Dr. Mueller’s behalf in 2006 for pension and employee saving contributions, health and unemployment insurance, and car leasing expenses, respectively.

Exchange Rate

(22)	Messrs. Marx, Rohaly, Chhor and Mueller are paid in local currency, which is the euro. Due to fluctuations in exchange rates during the year, amounts in U.S. dollars varied from month to month. Amounts shown in dollars under “Salary” and “All Other Compensation” above were derived using the average exchange rates for the quarter in which such amounts were earned and paid. Amounts shown in dollars under “Non-Equity Incentive Plan Compensation” were derived using exchange rates that correspond to the period in which award payments were made, generally the quarter after they were earned. Average exchange rates for the periods shown in the table above are as follows:

	2006	2007	2008	2009

First Quarter	€0.835 per dollar	€0.764 per dollar	€0.681 per dollar	€0.742 per dollar
Second Quarter	€0.811 per dollar	€0.745 per dollar	€0.641 per dollar
Third Quarter	€0.786 per dollar	€0.736 per dollar	€0.649 per dollar
Fourth Quarter	€0.785 per dollar	€0.701 per dollar	€0.745 per dollar

Other

(23)	Mr. Marx joined the Company in October 2007.

(24)	Mr. Rohaly joined the Company in March 2006.

(25)	Mr. Chhor joined the Company in February 2008.

Grant of Plan-Based Awards in Fiscal 2008

The following table sets forth certain information with respect to the grant of plan-based awards under our quarterly and annual bonus programs and our stock option plans.

		Estimated Future
		Payouts	All Other Option
		Under Non-Equity	Awards; Number			Grant Date Fair
		Incentive Plan	of Securities		Exercise or Base	Value of Stock and
		Awards(1)(2)	Underlying Options		Price of Option	Option Awards
Name	Grant Date	Target	(#)(3)		Awards (Per/Share)	(4)

Felix Marx	02/26/2008	—	100,000	(5)	$3.05	$135,320
Chief Executive Officer	4/22/2008	—	19,800	(6)	$3.12	$27,546
	—	$298,895	—		—	—
Stephan Rohaly	02/26/2008	—	100,000	(5)	$3.05	$135,320
Chief Financial Officer	4/22/2008	—	19,800	(6)	$3.12	$27,546
	—	$268,361	—		—	—
Eang Sour Chhor	02/01/2008	—	40,000	(7)	$3.41	$60,520
Executive Vice President,	—	$191,911	—		—	—
Strategy, Marketing and Engineering
Dr. Manfred Mueller	4/22/2008	—	6,500	(6)	$3.12	$19,477
Executive Vice President	4/22/2008	—	14,000	(8)	$3.12	$9,043
Strategic Sales and Business Development	—	$185,045 (9)	—		—	—

(1)	Refers to the potential payouts for 2008 under the Company’s 2008 Plan, and in the case of Dr. Mueller, our Sales Commission Plan, as further discussed in Compensation Discussion and Analysis. “Target” amounts are calculated based on 100% achievement of quarterly target bonuses only. “Maximum” amounts reflect total potential payout based on 100% achievement of both quarterly and annual targets. In the case of Mr. Chhor, potential bonus amounts are prorated based on his length of employment with SCM during 2008. Actual bonus amounts paid to our executives for 2008 are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	Amounts shown in dollars are converted from euros, in which currency our German-based executives are paid, and were derived using exchange rates that correspond to the period in which award payments would typically be made, which generally is the quarter after they were earned. Exchange rates used in this conversion are therefore: €0.641 per dollar for the second quarter of 2008, €0.649 per dollar for the third quarter of 2008, €0.745 per dollar for the fourth quarter of 2008 and €0.742 per dollar for the first quarter of 2009.

(3)	During 2008, we granted options to our executives under our 2007 Stock Option Plan. All options have an exercise price that is the closing price of SCM’s common stock on the NASDAQ Stock Market on the date of grant and expire seven years from the date of grant.

(4)	The grant date fair value of the options awards is calculated using the Black-Scholes-Merton valuation model using the following assumptions: a dividend rate of zero, an interest rate for the expected life of the option at the date of grant, an expected option life of 4.00 years, and volatility based on historical averages at the date of grant. See Note 2 to the Consolidated Financial Statements in for the period ended December 31, 2008 for more information about how we account for stock-based compensation.

(5)	Reflects option granted in lieu of an annual salary increase for 2008 that vests 100% three years from the grant date.

(6)	Reflects annual options that vest 1/48th per month commencing on the date of grant.

(7)	Reflects initial options to purchase shares of our common stock, granted upon joining the Company. These options vest 25% one year from the date of grant and then vest 1/48th per month for 36 months.

(8)	Reflects option grant based on Dr. Mueller’s promotion in February 2008 that vests 1/48th per month commencing on the date of grant.

(9)	Under our Sales Commission Plan, there is no limit to the amount of bonus that can be earned for the achievement of revenue above target levels.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the outstanding equity awards held by the Named Executive Officers at the end of 2008.

	Option Awards
		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised	Option	Option
		Options	Options	Exercise	Expiration
Name	Grant Date	Exercisable	Unexercisable	Price	Date

Felix Marx	10/22/2007	14,583	35,417(1)	$2.98	10/22/2017
Chief Executive Officer	10/22/2007	2,916	7,084(1)	$2.98	10/22/2014
	02/26/2008	0	100,000(2)	$3.05	02/26/2015
	04/22/2008	3,300	16,500(3)	$3.12	04/22/2015
Stephan Rohaly	3/14/2006	20,625	9,375(1)	$3.21	3/14/2016
Chief Financial Officer	9/28/2006	50,000	0(4)	$3.41	9/28/2016
	2/14/2007	20,000	0(4)	$4.02	2/14/2017
	3/23/2007	0	19,800(5)	$4.34	3/23/2017
	02/26/2008	0	100,000(2)	$3.05	02/26/2015
	04/22/2008	3,300	16,500(3)	$3.12	04/22/2015
Eang Sour Chhor	02/01/2008	0	40,000(1)	$3.41	02/01/2015
Executive Vice President, Strategy,
Marketing and Engineering
Dr. Manfred Mueller	7/17/2001	20,000	0(1)	$8.08	7/17/2011
Executive Vice President	4/16/2003	3,329	0(5)	$3.31	4/16/2013
Strategic Sales and Business	4/16/2003	3,832	0(4)	$3.31	4/16/2013
Development	9/16/2004	1,500	4,500(5)	$2.78	9/16/2014
	9/16/2004	5,000	0(4)	$2.78	9/16/2014
	7/27/2005	0	6,000(5)	$3.08	7/27/2015
	2/02/2006	5,000	0(4)	$3.23	2/02/2016
	7/05/2006	0	6,200(5)	$3.03	7/05/2016
	9/28/2006	20,000	0(4)	$3.41	9/28/2016
	2/14/2007	20,000	0(4)	$4.02	2/14/2017
	3/23/2007	0	6,500(5)	$4.34	3/23/2017
	04/22/2008	1,083	5,417(3)	$3.12	04/22/2015
	04/22/2008	2,333	11,667(3)	$3.12	04/22/2015

(1)	Vests 25% after one year, then 1/48th vests monthly for 36 months.

(2)	Vests 100% three years from date of grant.

(3)	Vests 1/48th per month from date of grant.

(4)	Vests 100% one year from date of grant.

(5)	Vests 1/12th per month over one year, commencing four years from date of grant.

Pension Benefits

We do not offer pension benefits and have, therefore, omitted the Pension Benefits table. As described in Compensation Discussion and Analysis, on behalf of our executives in Germany, we make payments to a government-managed pension program, to government-managed or private health insurance programs, and in some cases for unemployment insurance, as mandated under German employment law. These payments are detailed under the “All Other Compensation” column of the Summary Compensation Table. Any use of the term “pension” in the Compensation Discussion and Analysis or the related tables is a reference to the German government-managed pension program.

Termination/Change in Control Payments

The information below describes certain compensation that would have become payable under contractual arrangements assuming a termination of employment occurred on December 31, 2008, based upon the Named Executive Officers’ compensation and service levels as of such date.

We have entered into employment agreements containing severance provisions with each of our current and former executive officers. Below are the material terms of each agreement. None of our current or former executive officers included below are of retirement age and none of their respective agreements contain provisions for additional payments upon retirement. The Company does not offer our executive officers severance benefits in the case of death, disability or voluntary termination.

Following any termination, each of the agreements described below requires the Named Executive Officer to keep as secret all confidential information related to SCM, including, but not limited to, operational and business secrets.

Employment Agreements

Employment Agreement with Felix Marx

On July 31, 2007, through our wholly-owned subsidiary, SCM Microsystems GmbH, we entered into an employment agreement with Felix Marx, who became our Chief Executive Officer and Managing Director of SCM Microsystems GmbH, effective October 22, 2007. Either party may terminate the agreement with six months’ prior written notice.

On July 30, 2008, through SCM Microsystems, GmbH, we entered into a supplemental employment agreement with Mr. Marx that amends his employment agreement and modifies certain provisions regarding severance, notice periods and non-competition. Under the supplementary employment agreement, if Mr. Marx is given ordinary notice of termination by SCM without Mr. Marx having given prior notice of termination or having caused SCM to give such notice as a result of severe and avoidable misconduct, then Mr. Marx will be eligible to receive a one-time severance payment equal to 12 months of his then-current monthly salary and a bonus payment under the Company’s Executive Bonus Plan equal to 40% of his then-current annual salary.

The supplementary employment agreement further provides that either Mr. Marx or SCM may terminate Mr. Marx’s employment agreement by providing 12 months’ written notice. In the event of termination by SCM, Mr. Marx may be required to continue to perform his responsibilities for the Company only for a period of up to three months, excluding unused holiday hours, after which he will be released from his employment. Any remainder of the 12-month notice period following release from employment (from nine to 12 months) is the release period, during which Mr. Marx would continue to receive his then-current monthly salary and a fixed bonus payment under the Company’s Executive Bonus Plan equal to 40% of his then current annual salary. Such remuneration during the release period would be in addition to the one-time severance payment described above. In the event of notice of termination by Mr. Marx, he may be required to continue to perform his responsibilities for the Company for up to the entire 12-month notice period, during which time he would continue to receive regular salary payments and remain eligible for bonus payments under the Company’s Executive Bonus Plan, and thereafter would not be eligible for any further remuneration or the severance payments described above.

Additionally, following any ordinary notice of termination given by the Company to Mr. Marx, during the release period Mr. Marx would continue to be prohibited from engaging in any other employment, occupation, consulting or other business activity competitive with or related to the current or future business of the Company. He would also be prohibited from acquiring, obtaining an equity interest in or otherwise supporting any enterprise which engages in business activity competitive with or related to the current or future business of the Company.

If Mr. Marx had been terminated by the Company for any reason other than for severe and avoidable misconduct, as of December 31, 2008, under his employment agreement, he would have been entitled to receive a severance payment of €280,000, a release period payment of €280,000, a bonus payment of €112,000, and other compensation of €32,437 related to apartment rental and car leasing and insurance expenses, or approximately $898,516, based on the average exchange rate for December 2008 of one dollar being equal to 0.784 euros.

Additionally, under German labor practices, Mr. Marx might also have been entitled to receive quarterly or annual bonus payments, the amount of which would be determined based on a variety of factors, including his length of service and perceived contributions to past or future company performance.

Following any termination, under his employment agreement, Mr. Marx is subject to a two-year non-solicitation provision.

Employment Agreements with Stephan Rohaly

On March 14, 2006, through our wholly-owned subsidiary, SCM Microsystems GmbH, we entered into an employment agreement with Stephan Rohaly, who became our Chief Financial Officer on March 21, 2006. Either Mr. Rohaly or SCM Microsystems GmbH may terminate the agreement and Mr. Rohaly’s employment with SCM upon at least six months’ prior written notice.

On July 30, 2008, through SCM Microsystems, GmbH, we entered into a supplemental employment agreement with Mr. Rohaly that amends his employment agreement and modifies certain provisions regarding severance, notice periods and non-competition. Under the supplementary employment agreement, if Mr. Rohaly is given ordinary notice of termination by SCM without Mr. Rohaly having given prior notice of termination or having caused SCM to give such notice as a result of severe and avoidable misconduct, then Mr. Rohaly will be eligible to receive a one-time severance payment equal to 12 months of his then-current monthly salary and a bonus payment under the Company’s Executive Bonus Plan equal to 40% of his then-current annual salary.

The supplementary employment agreement further provides that either Mr. Rohaly or SCM may terminate Mr. Rohaly’s employment agreement by providing 12 months’ written notice. In the event of termination by SCM, Mr. Rohaly may be required to continue to perform his responsibilities for the Company only for a period of up to three months, excluding unused holiday hours, after which he will be released from his employment. Any remainder of the 12-month notice period following release from employment (from nine to 12 months) is the release period, during which Mr. Rohaly would continue to receive his then-current monthly salary and a fixed bonus payment under the Company’s Executive Bonus Plan equal to 40% of his then current annual salary. Such remuneration during the release period would be in addition to the one-time severance payment described above. In the event of notice of termination by Mr. Rohaly, he may be required to continue to perform his responsibilities for the Company for up to the entire 12-month notice period, during which time he would continue to receive regular salary payments and remain eligible for bonus payments under the Company’s Executive Bonus Plan, and thereafter would not be eligible for any further remuneration or the severance payments described above.

Additionally, following any ordinary notice of termination given by the Company to Mr. Rohaly, during the release period Mr. Rohaly would continue to be prohibited from engaging in any other employment, occupation, consulting or other business activity competitive with or related to the current or future business of the Company. He would also be prohibited from acquiring, obtaining an equity interest in or otherwise supporting any enterprise which engages in business activity competitive with or related to the current or future business of the Company.

If Mr. Rohaly had been terminated by the Company for any reason other than for severe and avoidable misconduct as of December 31, 2008, under his employment agreement, he would have been entitled to receive a severance payment of €240,000, a release period payment of €240,000, a bonus payment of €96,000, and other compensation of €20,878 related to pension and employee saving contributions and car leasing and insurance expenses, or approximately $761,324, based on the average exchange rate for December 2008 of one dollar being equal to 0.784 euros. Additionally, under German labor practices, Mr. Rohaly might also have been entitled to receive quarterly or annual bonus payments, the amount of which would be determined based on a variety of factors, including his length of service and perceived contributions to past or future company performance.

Employment Agreement with Eang Sour Chhor

On January 21, 2008, through our wholly-owned subsidiary, SCM Microsystems GmbH, we entered into an employment agreement with Sour Chhor, who became our Executive Vice President, Strategy, Marketing and Engineering effective February 1, 2008. Under the employment agreement, either party may terminate Mr. Chhor’s employment with three months’ prior written notice. Mr. Chhor was also subject to the provisions of German labor practices concerning the payment of bonus following notice of termination as described above.

If either the Company or Mr. Chhor had provided notice of termination as of December 31, 2008, under his employment agreement and German labor practices, he would have been entitled to receive a release period payment of €45,000, a bonus payment of €18,000, and other compensation of €5,395 related to living allowance, pension contributions, and health and unemployment insurance, or approximately $87,238, based on an average exchange rate for December 2008 of one dollar being equal to 0.784 euros.

Mr. Chhor resigned from his position at SCM on February 6, 2009, effective June 30, 2009. In accordance with the terms of his employment agreement, he received a release period payment of €45,000, a bonus payment of €18,000, and other compensation of €5,395 related to living allowance, pension contributions, and health and unemployment insurance, or approximately $90,951, based on an average exchange rate for June 2009 of one dollar being equal to 0.752 euros.

Employment Agreement with Dr. Manfred Mueller

On June 8, 2006, through our wholly-owned subsidiary, SCM Microsystems GmbH, we entered into an amended employment agreement with Dr. Manfred Mueller, currently our Executive Vice President, Strategic Sales and Business Development. Either Dr. Mueller or SCM may terminate the agreement and Dr. Mueller’s employment with SCM upon at least six months’ prior written notice. Additionally, should Dr. Mueller be terminated without having caused SCM to give such notice as a result of severe and avoidable misconduct, he is also entitled to receive a severance payment at the time of termination equal to 12 months of his then-current base salary and target bonus of 40% of his then-current annual base salary, payable in a lump sum by SCM Microsystems GmbH.

If Dr. Mueller had been terminated by the Company for any reason other than severe and avoidable misconduct as of December 31, 2008, he would have been entitled to receive a release period payment of €84,000, a severance payment of €168,000, a bonus payment of €67,200, and other compensation of €12,628 related to pension and employee saving contributions, health and unemployment insurance and car leasing expenses, or approximately $423,249. Figures in dollars are based on the average exchange rate for December 2008 of one dollar being equal to 0.784 euros.

Employment Agreement with Lawrence W. Midland

On December 10, 2008, through Hirsch, Lawrence W. Midland entered into an employment agreement that became effective upon the completion of the merger of SCM and Hirsch on April 30, 2009. Hirsch may terminate the agreement and Mr. Midland’s employment upon at least three months’ prior written notice. If Mr. Midland’s employment is terminated by Hirsch without cause, Mr. Midland shall be entitled to receive, in addition to any accrued benefit rights and subject to execution of a standard release of claims in favor of Hirsch, a payment equal to six months of current base salary, or if Mr. Midland terminates employment for good reason, Mr. Midland shall be entitled to receive, in addition to any accrued benefit rights and subject to execution of a standard release of claims in favor of Hirsch, a payment equal to three months of current base salary.

Compensation Committee Interlocks and Insider Participation

During 2008, the Compensation Committee was comprised of Messrs. Hultzsch, Koepf, Liebler and Turner, with Dr. Liebler joining the committee in July 2008. Dr. Hultzsch served as Chairman of the Compensation Committee from April 2007 until his resignation from the Board and the committee in April 2009. In June 2009, Mr. Morgan joined the Compensation Committee and Mr. Liebler was named Chairman of the committee. Currently, the Compensation Committee consists of Messrs. Koepf, Liebler, Morgan and Turner, and Mr. Liebler serves as Chairman. The Board of Directors has determined that each member of the Compensation Committee during 2008 was independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards.

Mr. Humphreys was formerly an executive officer of SCM, serving as our President and Chairman of the Board from July 1996 until December 1996 and as our President and Chief Executive Officer from December 1996 until April 2000.

Compensation Committee Report2

The Compensation Committee has reviewed and discussed with management of the Company the Compensation Discussion and Analysis contained in this Proxy Statement on Schedule 14A. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of the Directors of the Company that the Compensation Discussion and Analysis be included for filing with the Securities and Exchange Commission in this Proxy Statement on Schedule 14A for the fiscal year ended December 31, 2008, and the Board of Directors has approved such inclusion.

Compensation Committee

Hans Liebler, Chairman
Werner Koepf
Douglas Morgan
Simon Turner
August 17, 2009

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2008 about our common stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or members of our Board of Directors under all of our existing equity compensation plans, including our 1997 Stock Plan, Director Plan, 1997 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”), 2000 Nonstatutory Stock Option Plan (the “Nonstatutory Plan”) and 2007 Stock Option Plan. Each of the 1997 Stock Plan, Director Plan and Employee Stock Purchase Plan expired in March 2007 and no additional awards will be granted under such plans.

	(a)	(b)	(c)
Number of
Securities
Remaining Available
	Number of		for Future Issuance
	Securities to be		Under Equity
	Issued Upon	Weighted-Average	Compensation Plans
	Exercise	Exercise Price of	(Excluding
	of Outstanding	Outstanding	Securities
	Options, Warrants	Options, Warrants	Reflected in Column
Plan Category	and Rights	and Rights	(a))

Equity compensation plans approved by stockholders(1)	1,328,845	$7.7219	924,591
Equity compensation plans not approved by security holders(2)	499,828	$3.3208	210,628
Total(3)	1,828,673	$6.5189	1,135,219

(1)	Equity plans approved by stockholders consist of the 2007 Stock Option Plan, the 1997 Stock Plan, the Director Plan and the Employee Stock Purchase Plan.

2 The Compensation Committee Report will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that our Company specifically incorporates such report by reference, and such report will not otherwise be deemed to be soliciting material to be filed under such Acts.

(2)	Equity plans not approved by stockholders consist of the Nonstatutory Plan.

(3)	Does not include options to purchase an aggregate of 8,018 shares of common stock awarded under Dazzle Multimedia plans prior to our acquisition of Dazzle Multimedia in 2000. These options have a weighted average exercise price of $4.368 and were granted under plans assumed in connection with transactions under which no additional options may be granted.

Material Features of Plans Not Approved by Stockholders

Under the Nonstatutory Plan, non-qualified stock options may be granted to our employees, including officers, and to non-employee consultants. The plan’s administrators, as delegated by our Board of Directors, may set the terms for each option grant made under the plan, including the rate of vesting, allowable exercise dates and the option term of such options granted. The exercise price of a stock option under the Nonstatutory Plan shall be equal to the fair market value of our common stock on the date of grant. While our Board of Directors or its appointed committee may, at its discretion, reduce the exercise price of any option to the then current fair market value if the fair market value of the common stock covered by such option shall have declined since the date the option was granted, no such action has ever been taken by our Board of Directors. 750,000 shares are reserved for issuance under the Nonstatutory Plan, and options for 1,221,736 shares have been granted under the plan to date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policy

The Audit Committee of our Board of Directors, among its other duties and responsibilities, reviews and monitors all related party transactions and in November 2008 adopted changes to our “Related Party Transaction Policies and Procedures” (the “Policy”). Under the Policy, our Board of Directors is required to review and approve the material terms of all “Interested Transactions” involving a related party (including directors, director nominees, executive officers, greater-than-5% beneficial owners, and their respective immediate family members), subject to certain exceptions. An “Interested Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $100,000 per year or $30,000 in any quarter, (2) the Company is a participant and (3) any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). In determining whether to approve or ratify an Interested Transaction, our Board of Directors is required to take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Exceptions to the Policy include Interested Transactions for which standing pre-approval has been authorized, such as the hiring of executive officers and the payment of compensation to directors, where such compensation is required to be disclosed in the Company’s annual, quarterly or current filings; transactions involving competitive bids; and regulated transactions, such as for the rendering of regulated services, for example with a public utility. At least annually, a summary of new transactions covered by the standing pre-approvals described above is provided to the Audit Committee for its review.

To ensure the Policy is being followed, we require each of our non-employee directors and each of our executive officers to provide and update information about related party relationships and related party transactions on a quarterly and annual basis. This information is reviewed by our Corporate Accounting personnel, which also reviews our sales and purchasing transactions on an ongoing basis to identify any transactions with known related parties.

Our Related Party Transaction Policy is in writing and has been communicated by management to our employees.

Related Party Transactions

In 2008 there were no related party transactions under the relevant standards.

OTHER MATTERS

We do not intend to bring any matters before the Annual Meeting other than those set forth herein, and our management has no present knowledge that any other matters will or may be brought before the Annual Meeting by others. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our Board of Directors may recommend.

By Order of the Board of Directors of
SCM Microsystems, Inc.

Stephan Rohaly
Secretary

Ismaning, Germany
September 10, 2009

SCM MICROSYSTEMS, INC.
PROXY FOR
2009 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-
PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions.
Use the Company Number and Account Number shown on your proxy card.
                The undersigned stockholder of SCM MICROSYSTEMS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of 2009 Annual Meeting of Stockholders and Proxy Statement, each dated September 10, 2009, and hereby appoints each of Werner Koepf and Stephan Rohaly as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2009 Annual Meeting of Stockholders to be held at our U.S. headquarters, 1900 Carnegie Avenue, Building B, Santa Ana, California 92705, on October 29, 2009 at 10:00 a.m. local time, and any adjournment(s) and postponement(s) thereof, and to vote all shares of common stock that the undersigned would be entitled to vote thereat if then and there personally present, on the matters in the manner set forth on the reverse side:
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
[SEE REVERSE SIDE]

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of meeting, proxy statement and proxy card
are available at www.scmmicro.com.
Annual Meeting of Stockholders of
SCM Microsystems, Inc.
October 29, 2009
Please sign, date and mail
your proxy card in the envelope provided
as soon as possible.
The Board of Directors recommends a vote “FOR” Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3 and “FOR” Proposal 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
Proposal 1 – Election of Directors
The Board of Directors recommends a vote “FOR” the election of the Nominees listed below.

	For	Withhold

01 – Werner Koepf	☐	☐

02 – Lawrence Midland	☐	☐

03 – Simon Turner	☐	☐

Proposal 2 – To Amend the Company’s Certificate of Incorporation to Increase the Authorized Shares of Common Stock

The Board of Directors recommends a vote “FOR” the following proposal:	For	Against	Abstain

To approve an amendment to the Company’s Certificate of Incorporation that would increase the amount of Common Stock authorized under the Company’s Certificate Incorporation by 20,000,000 shares.	☐	☐	☐

Proposal 3 – To Amend the Company’s 2007 Stock Option Plan to Increase the Number of Shares Reserved for Issuance

The Board of Directors recommends a vote “FOR” the following proposal:	For	Against	Abstain

To approve an amendment to the Company’s 2007 Stock Option Plan that would increase the number of shares reserved for issuance under the 2007 Stock Option Plan by 2,000,000 shares.	☐	☐	☐

Proposal 4 – Ratification of Independent Registered Public Accountants

The Board of Directors recommends a vote “FOR” the following proposal:	For	Against	Abstain

To ratify the appointment of Deloitte & Touche as the Company’s independent registered public accountants for the fiscal year ending December 31, 2009.	☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the annual meeting, or at any adjournment(s) or postponement(s) thereof.
THIS PROXY WILL BE VOTED AS DIRECTED AND, IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS NOS. 1, 2, 3 AND 4.
Both of the foregoing attorneys-in-fact or their substitutes or, if only one shall be present and acting at the annual meeting or any adjournment(s) or postponement(s) thereof, the attorney-in-fact so present, shall have and may exercise all of the powers of said attorney-in-fact hereunder.

SIGNATURE(S)	DATE

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Annual Meeting of Stockholders of
SCM Microsystems, Inc.
October 29, 2009
PROXY VOTING INSTRUCTIONS
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

VOTE YOUR PROXY OVER
THE INTERNET OR BY TELEPHONE!
It’s fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by choosing either option, you help us reduce postage and proxy tabulation costs.
OPTION 1: VOTE OVER THE INTERNET
1. Read the accompanying Proxy Statement.
2. Have your 12-digit control number located on your voting ballot available.
3. Point your browser to http://www.proxyvote.com.
4. Follow the instructions to cast your vote.
OPTION 2: VOTE BY TELEPHONE
1. Read the accompanying Proxy Statement.
2. Have your 12-digit control number located on your voting ballot available.
3. Using a touch-tone phone, call the toll-free number shown on the voting ballot.
4. Follow the recorded instructions.
YOUR VOTE IS IMPORTANT
Using the Internet or telephone, you can vote anytime, 24 hours a day. Or if you prefer, you can return the enclosed paper ballot in the envelope provided.
Please do not return the enclosed paper ballot if you are voting using the Internet or telephone.